Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA February 2023 Prepared for: Alpha Metallurgical Resources, Inc. 340 Martin Luther King Jr. Blvd. Bristol, TN 37620 Prepared by: MARSHALL MILLER & ASSOCIATES, INC. 582 Industrial Park Road Bluefield, Virginia 24605 www.mma1.com Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Statement of Use and Preparation This Technical Report Summary (TRS) was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. Copies or references to information in this report may not be used without the written permission of Alpha. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). The statement is based on information provided by Alpha and reviewed by various professionals within Marshall Miller & Associates, Inc. (MM&A). MM&A professionals who contributed to the drafting of this report meet the definition of Qualified Persons (QPs), consistent with the requirements of the SEC. The information in this TRS related to coal resources and reserves is based on, and fairly represents, information compiled by the QPs. At the time of reporting, MM&A’s QPs have sufficient experience relevant to the style of mineralization and type of deposit under consideration and to the activity they are undertaking to qualify as a QP as defined by the SEC. Certain information set forth in this report contains “forward-looking information”, including production, productivity, operating costs, capital costs, sales prices, and other assumptions. These statements are not guarantees of future performance and undue reliance should not be placed on them. The assumptions used to develop the forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report. Marshall Miller & Associates, Inc. (MM&A) hereby consents (i) to the use of the information contained in this report dated December 31, 2022, relating to estimates of coal resources and coal reserves controlled by Alpha, (ii) to the use of MM&A’s name, any quotations from or summarizations of this TRS in Alpha’s SEC filings, and (iii) to the filing of this TRS as an exhibit to Alpha’s SEC filings. Qualified Person: /s/ Marshall Miller & Associates, Inc. Date: February 15, 2023

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 1 Table of Contents 1 Executive Summary ............................................................................................................... 7 1.1 Property Description ................................................................................................ 7 1.2 Ownership ................................................................................................................ 8 1.3 Geology .................................................................................................................... 8 1.4 Exploration Status .................................................................................................... 9 1.5 Operations and Development ................................................................................... 9 1.6 Mineral Resource ..................................................................................................... 9 1.7 Mineral Reserve ..................................................................................................... 10 1.8 Capital Summary .................................................................................................... 11 1.9 Operating Costs ...................................................................................................... 12 1.10 Economic Evaluation .............................................................................................. 13 1.10.1 Discounted Cash Flow Analysis ................................................................. 16 1.10.2 Sensitivity Analysis .................................................................................... 16 1.11 Permitting .............................................................................................................. 17 1.12 Conclusion and Recommendations ......................................................................... 17 2 Introduction ........................................................................................................................ 18 2.1 Registrant and Terms of Reference ......................................................................... 18 2.2 Information Sources ............................................................................................... 18 2.3 Scope of Assignment .............................................................................................. 19 2.4 Personal Inspections ............................................................................................... 19 3 Property Description ........................................................................................................... 20 3.1 Location ................................................................................................................. 20 3.2 Titles, Claims or Leases ........................................................................................... 20 3.3 Mineral Rights ........................................................................................................ 22 3.4 Encumbrances ........................................................................................................ 22 3.5 Other Risks ............................................................................................................. 23 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography .......................... 23 4.1 Topography, Elevation and Vegetation ................................................................... 23 4.2 Access and Transport ............................................................................................. 23 4.3 Proximity to Population Centers ............................................................................. 23 4.4 Climate and Length of Operating Season ................................................................ 24 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 2 4.5 Infrastructure ......................................................................................................... 24 5 History ................................................................................................................................. 24 5.1 Previous Operation ................................................................................................. 24 5.2 Previous Exploration ............................................................................................... 25 6 Geological Setting, Mineralization and Deposit .................................................................. 25 6.1 Regional, Local and Property Geology..................................................................... 25 6.2 Mineralization ........................................................................................................ 26 6.3 Deposits ................................................................................................................. 26 7 Exploration .......................................................................................................................... 27 7.1 Nature and Extent of Exploration ........................................................................... 27 7.2 Drilling Procedures ................................................................................................. 29 7.3 Hydrology ............................................................................................................... 29 7.4 Geotechnical Data .................................................................................................. 30 8 Sample Preparation Analyses and Security ......................................................................... 30 8.1 Prior to Sending to the Lab ..................................................................................... 30 8.2 Lab Procedures ....................................................................................................... 31 9 Data Verification ................................................................................................................. 31 9.1 Procedures of Qualified Person .............................................................................. 31 9.2 Limitations ............................................................................................................. 32 9.3 Opinion of Qualified Person.................................................................................... 32 10 Mineral Processing and Metallurgical Testing ..................................................................... 32 10.1 Testing Procedures ................................................................................................. 32 10.2 Relationship of Tests to the Whole ......................................................................... 33 10.3 Lab Information ...................................................................................................... 33 10.4 Relevant Results ..................................................................................................... 33 11 Mineral Resource Estimates ................................................................................................ 33 11.1 Assumptions, Parameters and Methodology .......................................................... 34 11.1.1 Geostatistical Analysis .............................................................................. 35 11.2 Resources Exclusive of Reserves ............................................................................. 38 11.2.1 Initial Economic Assessment ..................................................................... 39 11.3 Qualified Person’s Estimates .................................................................................. 40 11.4 Qualified Person’s Opinion ..................................................................................... 41 12 Mineral Reserve Estimates .................................................................................................. 41 12.1 Assumptions, Parameters and Methodology .......................................................... 41

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 3 12.2 Underground Coal Reserves ................................................................................... 43 12.2.1 Round Bottom/Seng Creek Upper Cedar Grove (UCG) (Map 1) ................. 43 12.2.2 Elk Run Hunter Peerless Seam (Map 2) ..................................................... 43 12.2.3 Checkmate Powellton Seam (Map 3) ........................................................ 44 12.2.4 Roundbottom Powellton (Map 3) ............................................................. 44 12.3 Qualified Person’s Estimates .................................................................................. 44 12.4 Qualified Person’s Opinion ..................................................................................... 45 13 Mining Methods .................................................................................................................. 45 13.1 Geotech and Hydrology .......................................................................................... 45 13.2 Production Rates .................................................................................................... 46 13.3 Mining Related Requirements ................................................................................ 47 13.3.1 Underground ............................................................................................ 47 13.4 Required Equipment and Personnel ....................................................................... 47 13.4.1 Underground Mines .................................................................................. 47 14 Processing and Recovery Methods ...................................................................................... 55 14.1 Description or Flowsheet ........................................................................................ 55 14.2 Requirements for Energy, Water, Material and Personnel ...................................... 57 15 Infrastructure ...................................................................................................................... 58 15.1 Chess Processing Preparation Plant ........................................................................ 58 16 Market Studies .................................................................................................................... 61 16.1 Market Description ................................................................................................. 61 16.2 Price Forecasts ....................................................................................................... 62 16.3 Contract Requirements .......................................................................................... 62 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals .................................................................................................................. 63 17.1 Results of Studies ................................................................................................... 63 17.2 Requirements and Plans for Waste Disposal ........................................................... 63 17.3 Permit Requirements and Status ............................................................................ 63 17.4 Local Plans, Negotiations or Agreements ................................................................ 65 17.5 Mine Closure Plans ................................................................................................. 65 17.6 Qualified Person’s Opinion ..................................................................................... 66 18 Capital and Operating Costs ................................................................................................ 66 18.1 Capital Cost Estimate .............................................................................................. 66 18.2 Operating Cost Estimate ......................................................................................... 68 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 4 19 Economic Analysis ............................................................................................................... 69 19.1 Economic Evaluation .............................................................................................. 69 19.1.1 Introduction .............................................................................................. 69 19.1.2 Cash Flow Summary .................................................................................. 73 19.1.3 Discounted Cash Flow Analysis ................................................................. 75 19.1.4 Sensitivity Analysis .................................................................................... 75 20 Adjacent Properties ............................................................................................................. 76 20.1 Information Used ................................................................................................... 76 21 Other Relevant Data and Information ................................................................................. 77 22 Interpretation and Conclusions ........................................................................................... 77 22.1 Conclusion .............................................................................................................. 77 22.2 Risk Factors ............................................................................................................ 77 22.2.1 Governing Assumptions ............................................................................ 78 22.2.2 Limitations ................................................................................................ 78 22.2.3 Methodology ............................................................................................ 79 22.2.4 Development of the Risk Matrix................................................................ 79 22.2.5 Categorization of Risk Levels and Color Code Convention ......................... 82 22.2.6 Description of the Coal Property ............................................................... 82 22.2.7 Summary of Residual Risk Ratings ............................................................. 83 22.2.8 Risk Factors ............................................................................................... 83 23 Recommendations .............................................................................................................. 90 24 References ........................................................................................................................... 90 25 Reliance on Information Provided by Registrant ................................................................. 90 FIGURES (IN REPORT) Figure 1-1: Alpha’s Elk Run Property Location Map ........................................................................ 8 Figure 1-2: Projected Capital Expenditures – Consolidated Operations......................................... 12 Figure 1-3: Elk Run Operating Costs .............................................................................................. 13 Figure 1-4: Sensitivity of NPV........................................................................................................ 17 Figure 6-1: Elk Run Stratigraphic Column ...................................................................................... 26 Figure 7-1: Elk Run Cross-Section.................................................................................................. 28 Figure 11-1: Histogram of the Total Seam Thickness for the Powellton Seam Present in the Elk Run Complex ..................................................................................................................... 36 Figure 11-2: Scatter plot of the Total Seam Thickness for the Powellton Seam Present in the Elk Run Complex .............................................................................................................. 36

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 5 Figure 11-3: Variogram of the Total Seam Thickness for the Powellton Seam Present in the Elk Run Complex ..................................................................................................................... 37 Figure 11-4: Result of DHSA for the Powellton Seam Present in the Elk Run Complex................... 38 Figure 11-5: Results of Initial Economic Assessment ..................................................................... 40 Figure 13-1: Roundbottom Powellton Original Portal (October 2019) ........................................... 49 Figure 13-2: Seng Creek Facilities (October 2021) ......................................................................... 50 Figure 13-3: Seng Creek Portals (December 2022) ........................................................................ 51 Figure 13-4: Hunter Peerless Portal Area (October 2021) ............................................................. 52 Figure 13-5: Hunter Peerless Mine (December 2022) ................................................................... 53 Figure 14-1: Chess Process Preparation Plant Existing Equipment ................................................ 56 Figure 14-2: Railcar Loading Facility on the December 2022 Site Visit ........................................... 57 Figure 15-1: Chess Processing Facilities ........................................................................................ 59 Figure 15-2: Chess Processing Raw Coal Facilities ......................................................................... 60 Figure 15-3: Chess Processing Refuse Impoundment .................................................................... 61 Figure 18-1: Projected Capital Expenditures – Consolidated Elk Run Operations .......................... 67 Figure 18-2: Elk Run Operating Costs ............................................................................................ 69 Figure 19-1: Projection of Sales Tons ............................................................................................ 70 Figure 19-2: Consolidated Annual Revenue .................................................................................. 71 Figure 19-3: Revenue, Cash Costs, and EBITDA ............................................................................. 72 Figure 19-4: Annual EBITDA .......................................................................................................... 73 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) .......................................................... 75 Figure 19-6: Sensitivity of NPV...................................................................................................... 76 TABLES (IN REPORT) Table 1-1: Coal Resources Summary as of December 31, 2022 ..................................................... 10 Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022 ................ 11 Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ..................................................... 14 Table 1-4: Project Cash Flow Summary (000) ................................................................................ 14 Table 2-1: Data Sources ................................................................................................................ 19 Table 3-1: Mineral Control – Mid-West Virginia (Elk Run) Complex .............................................. 21 Table 11-1: General Reserve & Resource Criteria ......................................................................... 34 Table 11-2: DHSA Results Summary for Radius from a Central Point ............................................. 38 Table 11-3: Results of Initial Economic Assessment ($/ton) .......................................................... 40 Table 11-4: Coal Resources Summary as of December 31, 2022 ................................................... 41 Table 12-1: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022............... 45 Table 13-1: Elk Run Complex Underground Mine Production Schedule (x 1,000 Saleable Tons).... 47 Table 16-1: Quality Specifications ................................................................................................. 62 Table 16-2: Price Forecasts ........................................................................................................... 62 Table 17-1: Elk Run Mining Permits .............................................................................................. 65 Table 18-1: Summary of Capital Expenditures Schedule by Mine .................................................. 67 Table 18-2: Estimated Coal Production Taxes and Sales Costs ...................................................... 68 Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 6 Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA ................................................... 72 Table 19-2: Project Cash Flow Summary (000) .............................................................................. 73 Table 22-1: Probability Level Table ............................................................................................... 80 Table 22-2: Consequence Level Table ........................................................................................... 81 Table 22-3: Risk Matrix ................................................................................................................. 82 Table 22-4: Risk Assessment Matrix.............................................................................................. 83 Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2) .................................. 84 Table 22-6: Environmental (Risks 3 and 4) .................................................................................... 85 Table 22-7: Regulatory Requirements (Risk 5) .............................................................................. 85 Table 22-8: Market and Transportation (Risk 6) ............................................................................ 86 Table 22-9: Market and Transportation (Risk 7) ............................................................................ 86 Table 22-10: Methane Management (Risk 8) ................................................................................ 87 Table 22-11: Mine Fires (Risk 9) .................................................................................................... 87 Table 22-12: Ground Control (Risk 10) .......................................................................................... 88 Table 22-13: Availability of Supplies and Equipment (Risk 11) ...................................................... 88 Table 22-14: Labor – Work Stoppage (Risk 12).............................................................................. 89 Table 22-15: Labor – Retirement (Risk 13) .................................................................................... 89 Table 22-16: Health and Safety (Risk 14) ...................................................................................... 89 Table 25-1: Information from Registrant Relied Upon by MM&A ................................................. 90 Appendices A ............................................................................................................................. Summary Tables B ......................................... Initial Economic Assessment Resources Exclusive of Reserves (per Ton) C ...............................................................................................................................................Maps

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

1 Executive Summary

1.1 Property Description

Alpha Metallurgical Resources, Inc. (***Alpha***) authorized **Marshall Miller & Associates, Inc.** (***MM&A***) to prepare this Technical Report Summary (*TRS*) of its controlled coal reserves located at the Elk Run **Underground Complex** (***Elk Run*** or *the Property*) in Boone County, West Virginia. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the **United States Securities and Exchange Commission** (***SEC***).

Coal resources and coal reserves are herein reported in imperial units of measurement.

Surface facilities for the operations are located along the Big Coal River adjacent to a CSX rail line. The property is located about 3.4 miles northwest of the town of Whitesville, West Virginia, and approximately 24 miles northwest of Beckley, the county seat of Raleigh County (see Figure 1-1). Elk Run properties are included within Alpha's Mid-West Virginia mineral holdings composed of approximately 253,750 total acres in Raleigh, Boone, Fayette and Kanawha Counties, West Virginia (see *Figure 1-1*). There are approximately 55 separate leases for the Mid-West Virginia mineral holdings group which includes the Elk Run complex.

MARSHALL MILLER & ASSOCIATES, INC. 7

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-1: Alpha's Elk Run Property Location Map


Putnam
79
64
Cabell
Huntington
Charleston
Clay
Webster
Kanawha
Summersville
Lincoln
Nicholas
Boone
Elk Run
Plant
77
Greenbier
Fayette
Elk Run Property
Mingo
Logan
64
Beckley
Wyoming
Raleigh
Summers
Monroe
Kentucky
West Virginia
Mercer
McDowell
Virginia
Bluefield

1.2 Ownership

The Elk Run property involves a complex combination of previous ownership. Predecessors of Alpha, namely **Alpha Natural Resources** (***Alpha***) and **Massey Energy** (***Massey***) previously held mining rights on the majority of the Property.

1.3 Geology

Operations at the Elk Run Complex have been idle since 2015. Mining operations began in 1982 at the site. Currently identified coal resources and reserves are located in the Upper Cedar Grove, Peerless and Powellton seams. These coal seams are historically utilized as coking coal. Strata on the Property reside in the Pennsylvanian-aged (approximately 290 to 330 million years ago) Kanawha and New River Formations. Due to the high value of these coking coals, all the seams have been extensively mined in the past. The rock formations between the coal seams are characterized by large proportions of

MARSHALL MILLER & ASSOCIATES, INC. 8

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

sandstone interspersed with shale units. The coal seams reach the highest structural elevations along the southeastern margin of the Property, generally dipping toward the northwest.

1.4 Exploration Status

The Property has been extensively explored, largely by drilling using continuous coring and rotary drilling methods but also by obtaining coal measurements at mine exposures, and by downhole geophysical methods. A significant amount of historical data was acquired or generated by previous owners of the Property. These sources comprise the primary data used in the evaluation of the coal resources and coal reserves on the Property. MM&A examined the data available for the evaluation and incorporated all pertinent information into this TRS. Where data appeared to be anomalous or not representative, that data was excluded from the digital databases and subsequent processing by MM&A.

1.5 Operations and Development

As of December 31, 2022, the facility is idle. Mining is anticipated to occur in the Upper Cedar Grove, Peerless and Powellton seams. The Upper Cedar Grove and Powellton seams will produce a high-volatile metallurgical product. The Peerless seam with its higher sulfur content will participate in both metallurgical and steam markets.

Based on the mine plans developed as part of this TRS, annual deep mine production peaks at 3.16 million clean tons in 2032. Underground reserves will be depleted in 2045.

In addition to the mines, the Elk Run Complex also includes the Chess Processing Preparation Plant. The plant site includes raw coal storage, clean coal storage, a centrifugal dryer, a railroad loadout as well as refuse disposal areas. The equipment includes heavy media vessels for primary separation, low density cyclones are used for intermediate separation and froth flotation and spirals are utilized for fine coal separation. The plant has a feed rate capacity of 2,200 raw tons per hour.

1.6 Mineral Resource

A coal resource estimate, summarized in *Table 1-1* was prepared as of December 31, 2022, for the Elk Run property controlled by Alpha.

MARSHALL MILLER & ASSOCIATES, INC. 9

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 1-1: Coal Resources Summary as of December 31, 2022

		Coal Resource (Dry Tons, In Situ)				Quality (Dry Basis)		
Area/Mine	Seam	Measured	Indicated	Inferred	Total	Ash%	Sulfur%	VM%
Inclusive of Reserve/Converted to Reserve								
Round Bottom UCG	Upper Cedar Grove	4,427,000	1,810,000	0	6,237,000	40	2.0	-
Seng Creek UCG	Upper Cedar Grove	7,343,000	2,249,000	0	9,592,000	40	2.0	-
Hunter Peerless	Peerless	18,307,000	8,787,000	0	27,094,000	28	3.3	-
Checkmate	Powellton	80,417,000	56,180,000	0	136,597,000	27	1.0	-
Roundbottom	Powellton	3,900,000	2,277,000	0	6,177,000	13	1.1	-
Subtotal	**Subtotal**	**114,394,000**	**71,303,000**	**0**	**185,698,000**	**28**	**1.4**	
Exclusive of Reserve/Not Converted to Reserve								
Prenter	Upper Cedar Grove	20,600,000	16,264,000	63,000	36,928,000	18	1.8	-
Elk Run (Castle II)	Peerless	12,607,000	4,207,000	0	16,815,000	25	2.4	-
Checkmate	Powellton	12,316,000	1,888,000	16,000	14,220,000	27	1.0	-
Subtotal	**Subtotal**	**45,523,000**	**22,360,000**	**79,000**	**67,962,000**	**26**	**1.2**	
Grand Total								
Inclusive of Reserve/Converted to Reserve		114,394,000	71,303,000	0	185,698,000	28	1.4	
Exclusive of Reserve/Not Converted to Reserve		45,523,000	22,360,000	79,000	67,962,000	26	1.2	
Grand Total		**159,918,000**	**93,663,000**	**79,000**	**253,660,000**	**27**	**1.3**	

Note(1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 67.88 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2022.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

1.7 Mineral Reserve

The Resource estimate outlined in *Table 1-1* **inclusive** of reserves has been used as the basis for this Reserve calculation, which utilizes a reasonable Preliminary Feasibility Study, a Life-of Mine (*LOM*) Mine Plan and practical recovery factors. Production modeling was completed with an effective start date of January 1, 2023.

Factors that would typically preclude conversion of a coal resource to coal reserve, include the following: inferred resource classification; absence of coal quality; poor mine recovery; lack of access; geological encumbrances associated with overlying and underlying strata; seam thinning; structural complication; and insufficient exploration have all been considered. Reserve consideration excludes those portions of the resource area, which exhibit geological and operational encumbrances.

Proven and probable coal reserves were derived from the defined in-situ coal resource considering relevant processing, economic (including technical estimates of capital, revenue and cost), marketing, legal, environmental, socioeconomic, and regulatory factors. The proven and probable coal reserves on the Property are summarized below in *Table 1-2*.

MARSHALL MILLER & ASSOCIATES, INC. 10

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 1-2: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022

		Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
		By Reliability Category			By Control Type				
Area	Seam	Proven	Probable	Total	Owned	Leased	Ash%	Sulfur%	VM%
Round Bottom UCG	Upper Cedar Grove	1,465,000	481,000	1,946,000	0	1,946,000	10	0.7	-
Seng Creek UCG	Upper Cedar Grove	2,100,000	611,000	2,711,000	0	2,711,000	10	0.7	-
Hunter Peerless	Peerless	0	6,889,000	6,889,000	0	6,889,000	6	1.6	-
Checkmate	Powellton	17,364,000	11,093,000	28,457,000	139,000	28,318,000	6	1.0	34
Roundbottom	Powellton	0	1,438,000	1,438,000	0	1,438,000	4	1.1	-
	Grand Total	**20,929,000**	**20,512,000**	**41,442,000**	**139,000**	**41,303,000**	**6**	**1.0**	**-**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory analysis from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
**Some reserves lack coal quality. As such Upper Cedar Grove and Peerless reserves were priced as High-Vol B and the Powellton reserves were priced as High-Vol A.*
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

In summary, as of December 31, 2022, Alpha controls a total of 41.44 million tons (*Mt*) (moist basis) of marketable coal reserves at Elk Run. Of that total, 51 percent are proven, and 49 percent are probable. Approximately 0.14 Mt are owned, and the remaining 41.30 Mt are leased coal reserves. Of the total, 12.11 Mt are permitted, and the remaining 29.33 Mt are not permitted. The maps included in *Appendix C* reflect mining depletion at the time of the resource/reserve calculation based on Alpha mine maps as of September 30, 2022. There has been no mining at Elk Run since 2015.

1.8 Capital Summary

Alpha provided MM&A with information related to the number of currently operating production units adjacent to Elk Run. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Elk Run operations is provided in *Figure 1-2* below.

MARSHALL MILLER & ASSOCIATES, INC. 11

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-2: Projected Capital Expenditures – Consolidated Operations


$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$ Thousands
2022
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2028
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1.9 Operating Costs

Alpha provided historical costs and budgeted projections of operating costs for its active mines in West Virginia for MM&A's review. MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for each mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

A summary of the projected operating costs for the consolidated Elk Run operations is provided in *Figure 1-3*.

MARSHALL MILLER & ASSOCIATES, INC. 12

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 1-3: Elk Run Operating Costs


Labor
O&M Supplies
Maintenance and Repairs
Transport, Prep & Load
DD&A
Royalty & Wheelage
Other
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$/Ton
2023
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Year

1.10 Economic Evaluation

The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2023.

On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation, and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines' historical costs provided a useful reference for MM&A's cost estimates.

MARSHALL MILLER & ASSOCIATES, INC. 13

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Company-wide pricing data as provided by Alpha is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long-term realization of $130 to $151 per short ton port pricing, with an average of $115.09 per ton netback pricing reflective of the high-volatile product anticipated to be sold at Elk Run. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their future Elk Run business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Elk Run business unit. *Table 1-3* shows the MM&A projected LOM tonnage, P&L, and EBITDA for each Alpha mine at Elk Run.

Table 1-3: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Seng Creek Roundbottom UCG	1,946	$54,240	$27.87	$69,760	$35.85
Seng Creek UCG	2,711	$35,429	$13.07	$63,355	$23.37
Castle Peerless*	3,880	($53,107)	$(13.69)	$30,482	$7.86
Hunter Peerless	6,889	$119,511	$17.35	$187,136	$27.16
Checkmate Powellton	28,457	$397,534	$13.97	$796,453	$27.99
Roundbottom Powellton	1,438	$6,468	$4.50	$37,263	$25.91
Grand Total	**45,322**	**$560,075**	**$12.36**	**$1,184,449**	**$26.13**

Note: * This resource area failed to achieve positive results in the economic evaluation. Therefore, the coal tons forecasted from this mine have been excluded from the estimate of coal reserves in this TRS.

As shown in *Table 1-3,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Elk Run operations show positive LOM P&L and EBITDA of $560.1 million and $1.2 billion, respectively.

Alpha's consolidated Elk Run cash flow summary in constant dollars, excluding debt service, is shown in *Table 1-4* below.

Table 1-4: Project Cash Flow Summary (000)

	Total	YE 12/31 2022	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027
Production & Sales tons	45,322	0	0	1,170	1,720	1,634	1,581
Total Revenue	$5,216,337	$0	$0	$138,964	$204,202	$194,013	$187,716
EBITDA	$1,184,449	$0	$0	$35,941	$45,599	$40,765	$40,877
Net Income	$452,808	$0	$0	$14,073	$18,971	$13,224	$12,968
Net Cash Provided by Operating Activities	$1,077,183	$0	$0	$24,271	$40,596	$41,247	$40,759
Purchases of Property, Plant, and Equipment	($570,530)	$0	($39,338)	($53,766)	($36,896)	($19,870)	($84,826)
Net Cash Flow	$506,653	$0	($39,338)	($29,496)	$3,700	$21,376	($44,067)

MARSHALL MILLER & ASSOCIATES, INC. 14

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034
Production & Sales tons	2,876	3,036	3,111	3,158	3,163	2,956	2,812
Total Revenue	$328,946	$345,204	$351,642	$356,371	$356,996	$332,996	$316,456
EBITDA	$73,548	$78,849	$77,282	$81,276	$84,374	$66,675	$58,677
Net Income	$20,349	$22,774	$24,560	$34,526	$35,312	$20,132	$19,108
Net Cash Provided by Operating Activities	$62,685	$74,622	$74,946	$73,157	$76,425	$65,419	$57,910
Purchases of Property, Plant, and Equipment	($55,063)	($18,414)	($16,503)	($15,033)	($39,151)	($20,994)	($43,980)
Net Cash Flow	$7,622	$56,208	$58,443	$58,124	$37,274	$44,425	$13,930

	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041
Production & Sales tons	2,501	2,466	2,069	1,754	1,623	1,699	1,593
Total Revenue	$284,231	$283,075	$238,801	$205,145	$189,341	$197,867	$185,875
EBITDA	$70,792	$86,162	$62,770	$49,797	$39,550	$46,457	$36,773
Net Income	$36,031	$49,229	$29,584	$23,368	$14,642	$15,177	$11,903
Net Cash Provided by Operating Activities	$62,744	$74,518	$62,808	$48,719	$39,758	$42,051	$37,352
Purchases of Property, Plant, and Equipment	($19,585)	($31,020)	($16,054)	($688)	($14,572)	($33,772)	($11,005)
Net Cash Flow	$43,158	$43,498	$46,754	$48,031	$25,186	$8,279	$26,347

	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047	YE 12/31 2048
Production & Sales tons	1,602	1,448	1,063	285	0	0	0
Total Revenue	$186,663	$171,732	$126,254	$33,850	$0	$0	$0
EBITDA	$38,518	$41,894	$24,649	$7,182	($2,263)	($899)	($453)
Net Income	$15,505	$22,284	$10,711	($3,702)	($4,525)	($1,799)	($905)
Net Cash Provided by Operating Activities	$36,969	$39,530	$27,376	$15,180	($25,095)	($8,382)	($4,216)
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$36,969	$39,530	$27,376	$15,180	($25,095)	($8,382)	($4,216)

	YE 12/31 2049	YE 12/31 2050	YE 12/31 2051	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054	YE 12/31 2055
Production & Sales tons	0	0	0	0	0	0	0
Total Revenue	$0	$0	$0	$0	$0	$0	$0
EBITDA	($228)	($117)	$0	$0	$0	$0	$0
Net Income	($456)	($235)	$0	$0	$0	$0	$0
Net Cash Provided by Operating Activities	($2,083)	($2,083)	$0	$0	$0	$0	$0
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	($2,083)	($2,083)	$0	$0	$0	$0	$0

Note:
* The Castle II (Peerless) resource area failed to achieve positive results in the economic evaluation. Therefore, the coal tons forecasted from this mine have been excluded from the estimate of coal reserves in this TRS.

Consolidated cash flows are driven by annual sales tonnage, which grows from 1.2 million tons in 2024 to a peak of nearly 3.2 million tons in 2032. Between years 2033 and 2037, sales range from 2.1 million to 3.0 million tons and between years 2038-2045, sales range from 0.3 million tons to 1.8 million tons. Projected consolidated revenue grows from $139 million in 2024 to a peak of $357 million in 2032. Revenue totals $5.2 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow

MARSHALL MILLER & ASSOCIATES, INC. 15

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

from operations peaks at $76.4 million in 2032 and totals $1.1 billion over the project life. Capital expenditures total $234.7 million during the first five years and $570.5 million over the project's life.

1.10.1 Discounted Cash Flow Analysis

Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.04% discount rate, which represents MM&A's estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $54.9 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Elk Run reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Elk Run assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management.

1.10.2 Sensitivity Analysis

Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.04% discount rate when Base Case sales prices, operating costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range.

MARSHALL MILLER & ASSOCIATES, INC. 16

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 17 Figure 1-4: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price, operating cost estimates and the discount rate, and slightly sensitive to changes in capital cost estimates. 1.11 Permitting Alpha has obtained most mining and discharge permits to operate its idle mines and idle processing, loadout or related support facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Alpha, along with all coal producers, is subject to a level of uncertainty regarding future permits due to federal government oversight into state programs by agencies such as the United States Environmental Protection Agency (EPA) and the United States Fish and Wildlife Service (USFW). 1.12 Conclusion and Recommendations Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Elk Run Property and reviewed in the study. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 18 The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study concludes that the 41.4 Mt of marketable underground coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 2 Introduction 2.1 Registrant and Terms of Reference This report was prepared for the sole use of Alpha Metallurgical Resources, Inc. (Alpha) and its affiliated and subsidiary companies and advisors. The report provides a statement of coal resources and coal reserves for Alpha, as defined under the United States Securities and Exchange Commission (SEC). Exploration results and Resource calculations were used as the basis for the mine planning and the preliminary feasibility study completed to determine the extent and viability of the reserve. Coal resources and coal reserves are herein reported in imperial units of measurement. 2.2 Information Sources The TRS is based on information provided by Alpha and reviewed by MM&A’s professionals, including geologists, mining engineers, civil engineers, and environmental scientists. MM&A’s professionals hold professional registrations and memberships which qualify them as Qualified Persons in accordance with SEC guidelines. Sources of data and information are listed below in Table 2-1.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 2-1: Data Sources

Category	Information Provided by Alpha	Report Section
Geological	Geologic data including digital databases and original source data including geologist logs, driller's logs, geophysical logs.	9.1
Coal Quality	Database of coal quality information supplemented with original source laboratory sheets where available.	10.1
Mining	Historical productivities and manpower projections.	13.2, 13.4
Coal Preparation	Flow Sheet and other information related to coal processing.	14.1
Waste Disposal	Engineering data and estimates representing remaining capacities for coarse and fine coal waste disposal.	17.2
Costs	Historical and budgetary operating cost information used to derive cost drivers for reserve financial modeling	18.2

Note: While the sources of data listed in *Table 2-1* are not exhaustive, they represent a significant portion of information which supports this TRS. MM&A reviewed the provided data and found it to be reasonable prior to incorporating it into the TRS. The TRS contains "forward-looking information" including forecasts of productivity and annual coal production, operating and capital cost estimates, coals sales price forecasts, the assumption that Alpha will continue to acquire necessary permits, and other assumptions. The TRS statements and conclusions are not a guarantee of future performance and undue reliance should not be placed on them. The ability of Alpha to recover the estimated coal reserves is dependent on multiple factors beyond the control of MM&A including, but not limited to geologic factors, mining conditions, regulatory approvals and changes in regulations. In all cases, the plans assume the Property is under competent management.

2.3 Scope of Assignment

Alpha engaged MM&A to conduct a coal reserve evaluation of the Alpha coal properties as of December 31, 2022. For the evaluation, the following tasks were to be completed:

> Conduct site visits of the mines and mine infrastructure facilities.

> Process the information supporting the estimation of coal resources and reserves into geological models.

> Develop life-of-reserve mine (*LOM*) plans and financial models.

> Hold discussions with Alpha company management.

> Prepare and issue a Technical Report Summary (*TRS*) providing a statement of coal reserves which would include:

- A description of the mines and facilities.
- A description of the evaluation process.
- An estimation of coal reserves with compliance elements as stated under the SEC S-K 1300 regulations.

2.4 Personal Inspections

MM&A is very familiar with Elk Run's West Virginia Properties, having provided a variety of services in recent years. Qualitied Persons involved in this TRS have conducted multiple site visits, most recently in December 2022.

MARSHALL MILLER & ASSOCIATES, INC. 19

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

3 Property Description

3.1 Location

The Elk Run Mine Complex is located in the Central Appalachian Basin of southern West Virginia (see *Figure 1-1*) with surface facilities located in Boone County. The Mine properties are generally centered around the Chess Processing preparation plant and facilities located approximately 3.4 miles northwest of the town of Whitesville, West Virginia, and 24 miles northwest of Beckley, West Virginia, the county seat of Raleigh County. Surface facilities for the operation are located in the Big Coal River drainage basin, central to the active mines as well as those currently in development. The communities adjacent to the facility include Sylvester and Whitesville.

The nearest major population centers are Charleston, West Virginia (40 miles north), Bristol, Virginia (170 miles south), Roanoke, Virginia (160 miles east), Morgantown, West Virginia (200 miles north), and Lexington, Kentucky (220 miles west). The property is located on the following **United States Geological Survey (*USGS*)** Quadrangles: Williams Mnt., Sylvester, Eskdale, Wharton, Whitesville, and Powellton. The coordinate system and datum used for the model of the Elk Run Mine complex and the subsequent maps were produced in the West Virginia State Plane South system, NAD 27.

3.2 Titles, Claims or Leases

Elk Run properties are included within Alpha's Mid-West Virginia mineral holdings composed of approximately 253,750 total acres. There are approximately 55 separate leases for the Mid-West Virginia mineral holdings group, which includes the Elk Run complex. Some leases expire over the next several years, but Alpha does not anticipate any challenges related to lease renewal. *Table 3-1* lists Alpha's Mid-West Virginia mineral leases. MM&A has not carried out a separate title verification for the coal properties and has not verified leases, deeds, surveys, or other property control instruments pertinent to the subject resources. Alpha has represented to MM&A that it controls the mining rights to the reserves as shown on its property maps, and MM&A has accepted these as being a true and accurate depiction of the mineral rights controlled by Alpha. The TRS assumes the Property is developed under responsible and experienced management.

MARSHALL MILLER & ASSOCIATES, INC. 20

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 3-1: Mineral Control – Mid-West Virginia (Elk Run) Complex

Reference File Number	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
MD 1	Deed	N/A	N/A	N/A
MD 2	Deed	N/A	N/A	N/A
MD 3	Deed	N/A	N/A	N/A
MD 4	Deed	N/A	N/A	N/A
MD 5	Deed	N/A	N/A	N/A
MD 6	Deed	N/A	N/A	N/A
MD 7	Deed	N/A	N/A	N/A
ML 01	Lease	1/1/2027	Yes	Yes
ML 01b	Lease	6/15/2024	Yes	Yes
ML 02	Lease	1/1/2027	Yes	Yes
ML 03	Lease	12/31/2023	Yes	Yes
ML 04	Lease	12/31/2025	Yes	Yes
ML 04b	Lease	2/19/2024	Yes	Yes
ML 05	Lease	7/31/2023	Yes	Yes
ML 05b	Lease	12/31/2022	Yes	Yes
ML 06	Lease	5/9/2024	Yes	Yes
ML 07	Lease	12/31/2024	Yes	Yes
ML 08	Lease	12/31/2022	Yes	Yes
ML 09	Lease	12/31/2026	Yes	Yes
ML 10	Lease	Exhaustion	Yes	Yes
ML 11	Lease	1/18/2025	Yes	Yes
ML 12a	Lease	Exhaustion	Yes	Yes
ML 13	Lease	1/3/2023	Yes	Yes
ML 14	Lease	1/26/2023	Yes	Yes
ML 14c	Lease	11/29/2025	No	Yes
ML 15	Lease	8/31/2023	Yes	Yes
ML 16	Lease	5/26/2027	Yes	Yes
ML 17	Lease	12/31/2026	Yes	Yes
ML 18	Lease	8/31/2023	Yes	Yes
ML 19	Lease	8/31/2023	Yes	Yes
ML 20	Lease	12/31/2023	Yes	Yes
ML 21	Lease	4/30/2023	Yes	Yes
ML 22a	Lease	8/31/2023	No	Yes
ML 22b	Lease	8/31/2023	Yes	Yes
ML 23	Lease	5/31/2026	Yes	Yes
ML 24	Lease	5/31/2026	Yes	Yes
ML 25	Lease	12/6/2023	Yes	Yes
ML 26	Lease	10/28/2023	Yes	Yes
ML 27a	Lease	10/25/2030	Yes	Yes
ML 27b	Lease	3/10/2025	Yes	Yes
ML 28	Lease	12/6/2023	Yes	Yes
ML 29	Lease	12/31/2024	Yes	Yes
ML 30	Lease	6/14/2025	Yes	Yes
ML 31	Lease	12/31/2023	Yes	Yes
ML 32	Lease	2/11/2023	Yes	Yes
ML 33	Lease	12/31/2026	Yes	Yes

MARSHALL MILLER & ASSOCIATES, INC. 21

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Reference File Number	Document Type	Expiration Date (1)	On-going Minimum Royalty (2)	On-going Production Royalty (3)
ML 34	Lease	12/31/2024	Yes	Yes
ML 35	Lease	3/9/2025	Yes	Yes
ML 36	Lease	12/31/2024	Yes	Yes
ML 37	Lease	Exhaustion	Yes	Yes
ML 38	Lease	12/31/2023	Yes	Yes
ML 39	Lease	Exhaustion	Yes	Yes
ML 40	Lease	6/30/2025	Yes	Yes
ML 41	Lease	2/28/2023	Yes	Yes
ML 42	Lease	5/26/2027	Yes	Yes
ML 43	Lease	2/1/2024	Yes	Yes
ML 44	Lease	11/29/2025	Yes	Yes
ML 45	Lease	5/4/2023	Yes	Yes
ML 46	Lease	9/23/2026	Yes	Yes
ML 47	Lease	2/28/2023	Yes	Yes
ML 48	Lease	2/10/2023	Yes	Yes
ML 49	Lease	6/8/2027	Yes	Yes

(1) For leases with expiration dates, Company has option to renew or expects to renew until all mineable and merchantable coal is exhausted
(2) Minimum royalty payments are generally recoupable against future production royalties.
(3) Royalty rates range from 3% to 10% of gross selling price

3.3 Mineral Rights

Alpha supplied property control maps to MM&A related to properties for which mineral and/or surface property are controlled by Alpha. While MM&A accepted these representations as being true and accurate, through experience with the Property, MM&A has no knowledge of past property boundary disputes or other concerns that could impact future mining operations or development potential.

Property control in Appalachia can be intricate. Coal mining properties are typically composed of numerous property tracts which are owned and/or leased from both land holding companies and private individuals or companies. It is common to encounter severed ownership, with different entities or individuals controlling the surface and mineral rights. Mineral control in the region is typically characterized by leases or ownership of larger tracts of land, with surface control generally comprised of smaller tracts, particularly in developed areas.

Control of the surface property is necessary to conduct surface mining but is not necessary to conduct underground mining aside from relatively limited areas required for seam access or ventilation infrastructure. Alpha's executive management team has a history of mining in Central Appalachia and has conveyed to MM&A that it has been successful in acquiring surface rights where needed for past operations.

3.4 Encumbrances

No Title Encumbrances are known. By assignment, MM&A did not complete a query related to Title Encumbrances.

MARSHALL MILLER & ASSOCIATES, INC. 22

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 23 3.5 Other Risks There is always risk involved in property control. As is common practice, Alpha, and its predecessors, have had their land teams examine the deeds and title control to minimize this risk. Historically, property control has not posed any significant challenges related to Elk Run operations. 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation and Vegetation Topography of the area surrounding the Elk Run mine complex is typical of the Central Appalachian Plateau’s physiographic province, being rugged and deeply dissected by V-shaped river valleys and flanked by steep-sided upland regions. Slopes in the area are mostly steep to very steep with some gently sloping with relatively narrow ridges. Surface elevations near the mine complex range from approximately 1,000 feet above sea level at streams to approximately 2,600 feet at ridge tops. The area is heavily vegetated and has a significant amount of hardwood forests. The Property is not situated near any major urban centers. 4.2 Access and Transport There is general access to the Elk Run property via a well-developed network of primary, secondary, and unimproved roads. Interstate 64/77 is located east of the Property and is the primary throughfare in the area connecting the Property to Beckley, Charleston, and Huntington, West Virginia. Lexington, Kentucky lies to the West and Virginia is located to the East. Numerous secondary and unimproved roads provide direct access to the mine property, some being federal-, state-, and town-maintained. These include West Virginia State Route 3 that runs north-south through the Property holdings and provides direct access to surface office facilities and preparation plant from points north and south. These primary roads typically stay open throughout the year. Within the Property, unimproved roads are utilized to access gas drainage wells and surface based deep mine infrastructure. The Alpha-owned office facilities, preparation plant and rail loadout are located approximately 3.4 miles northwest of the town of Whitesville along the CSX railroad system and serve as the primary transport means of processed coal. 4.3 Proximity to Population Centers The Elk Run Mine Complex is located near the town of Beckley and is primarily in Boone County, West Virginia. There are no large population centers in proximity. The nearest major population centers are Charleston, West Virginia (40 miles north), Bristol, Virginia (170 miles south), Roanoke, Virginia ( 190 miles southeast), and Morgantown, West Virginia (200 miles northeast), and Lexington, Kentucky (220 miles west). As of the 2020 census, Boone County had just over 21,800 residents. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 24 4.4 Climate and Length of Operating Season The climate of the region is classified as humid continental with four distinct seasons: warm summers, cold winters, and moderate fall and spring seasons. Precipitation in the region is consistent throughout the year, approximately 3 to 5 inches per month, with the most rain falling in spring and the early months of summer. Average yearly precipitation is 40 inches. Summer months typically begin in late May and end in early September and range in average temperature from 46 to 78 degrees Fahrenheit. Winters typically begin in mid to late November and run until mid to late March with average temperatures ranging from 19 to 52 degrees Fahrenheit. Precipitation in the winter typically comes in the form of snowfall or as a wintery mix (sleet and snow) with severe snowfall events occurring occasionally. Seasonal variations in climate typically do not affect underground mining in West Virginia. However, weather events could potentially negatively impact efficiency of surface and preparation plant operations on a very limited basis and lasting less than a few days. 4.5 Infrastructure The Elk Run Mine Complex has sources of water, power, personnel, and supplies readily available for use. Personnel have historically been sourced from the surrounding communities in Raleigh, Kanawha, Fayette, and Boone Counties, and have proven to be adequate in numbers to conduct mining operations. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from Appalachian Power, a subsidiary of American Electric Power (AEP). The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc. Alpha’s Chess Processing preparation plant services consumers with washed coal, which is transported via the adjacent CSX rail line at the Elk Run loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. 5 History 5.1 Previous Operation The Elk Run property involves a complex combination of previous ownership. Coal mining in the area occurred for nearly a century. Predecessors of Alpha, namely Alpha Natural Resources (Alpha) and Massey Energy (Massey) previously held mining rights on much of the Property. The current facilities were constructed in 1982 by Elk Run Coal Company, a subsidiary of A. T. Massey Coal Company to participate in the thermal coal market. Capacity grew in the 1990’s and the facility began participating in the metallurgical coal market with new mines operating on adjacent properties. The facility was idled in 2015. Infrastructure has been maintained with a continuing presence of workers utilizing the buildings for equipment repair and support of the nearby Alpha operations. The

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

preparation plant, refuse disposal areas, utility infrastructure and rail transportation have been maintained and upgraded to provide a modern coal processing facility for the Property.

5.2 Previous Exploration

Extensive exploration in the form of subsurface drill efforts has been carried out on the Property by numerous entities, most of which efforts were completed prior to the inception of Alpha. Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logging (e-logging). Coal-quality analyses were also employed during the core-exploration process. The development of this report included an assessment of over 600 exploration drill holes, largely comprised of coal measurements.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a significant number of the past exploration holes, including most of the recently drilled holes. Drill hole locations used in this assessment are shown on the resource/reserve maps included in *Appendix C*.

6 Geological Setting, Mineralization and Deposit

6.1 Regional, Local and Property Geology

The Property lies in the Central Appalachian Coal basin in the Appalachian Plateau physiographic province.

The coal deposits in the eastern US are the oldest and most extensively developed coal deposits in the country. The coal deposits on the Property are Carboniferous in age, being of the Pennsylvanian system. Overall, these Carboniferous coals contain two-fifths of the US's bituminous coal deposits and extend over 900 miles from northern Alabama to Pennsylvania and are part of what is known as the *Appalachian Basin*. The Appalachian Basin is more than 250 miles wide and, in some portions, contains over 60 coal seams of varying economic significance.

Coal seams and zones of economic significance typically range between 24 and 48 inches in thickness, with relatively little structural deformation. Regional structure is typically characterized by gently dipping strata to the northwest at one to four percent, averaging three percent.

Strata on the Property are mostly of the Pennsylvanian-age Kanawha Formation. The rock formations between the coal seams are characterized by large proportions of sandstone interspersed with shale units.

MARSHALL MILLER & ASSOCIATES, INC. 25

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Coal seams with remaining reserve or resource potential evaluated within this TRS include, in descending stratigraphic order the: Upper Cedar Grove, Peerless and Powellton Seams.

6.2 Mineralization

The generalized stratigraphic columnar section in *Figure 6-1* demonstrates the vertical relationship of the principal coal seams and rock formations on the Property.

Figure 6-1: Elk Run Stratigraphic Column


Depth (feet)
0'
100'
200'
300'
400'
500'
600'
700'
800'
900'
1000'
Chilton (47000)
Hernshaw (46000)
Upper Cedar Grove (41000)
Middle Cedar Grove (38000)
Lower Cedar Grove (35000)
Peerless (32000)
No. 2 Gas (30000)
Powellton (29000)
Upper Eagle (26000)
Eagle A (25000)
Eagle (24000)
Little Eagle (23000)
War Eagle (19000)
Glen Alum Tunnel (18000)
1100'
1200'
1300'
1400'
1500'
1600'
1700'
1800'
1900'
2000'
Douglas (15000)
Sewell (9000)
Beckley (8000)
Fire Creek (7000)
Mapped Reserve/Resource Coal Seam
Significant Coal Seam

(not to scale)

6.3 Deposits

The coal produced at the Elk Run complex is mainly a High-volatile metallurgical bituminous coal. Due to the high value of these High Volatile coking coals, all the seams have been extensively mined in the past. Generally, the coal rank increases with depth whereas the highest seams stratigraphically and physically on the hills exhibit the greatest volatile matter content and deepest seams exhibit the lowest volatile matter content. The highest structural elevations are along the southeastern margin of the Property with the strata generally dipping toward northwest. The seams of interest are above drainage include the Upper Cedar Grove through the Powellton and are accessible via an outcrop faceup. The

MARSHALL MILLER & ASSOCIATES, INC. 26

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

rock formations between the coal seams are characterized by large portions of sandstone with shale units interspersed throughout.

7 Exploration

7.1 Nature and Extent of Exploration

The Property has been extensively explored by subsurface drilling efforts carried out by numerous entities, most of which were completed prior to ownership by Alpha.

Diamond core and rotary drilling are the primary types of exploration on the Property. Data for correlation and mining conditions are derived from core descriptions and geophysical logging (e-logging). Coal-quality analyses were also employed during the core-exploration process.

Drill records indicate that independent contract drilling operators have typically been engaged to carry out drilling on the Property. Geophysical logging was typically performed by outside logging firms. MM&A, via its Geophysical Logging Systems subsidiary, has logged a portion of the past exploration holes, including most of the recently drilled holes.

The location of the drilling is shown on the maps included in *Appendix C.*

The concentration of exploration varies slightly across the Property. Drilling on the Property is typically sufficient for delineation of deep mineable coal horizons. Core logging is carried out by geologists in cases where roof and floor strata are of particular interest and in cases where greater resolution and geologic detail are needed. In many cases the drill hole data comes from simplified driller's logs, which may lack specific details regarding geotechnical conditions and specific geology, making correlations and floor and roof conditions difficult to determine. Geophysical logging (e-logging) techniques, by contrast, document specific details useful for geologic interpretation and mining conditions. Given the variability of data-gathering methods, *definitive* mapping of future mining conditions may not be possible, but projections and assumptions can be made within a *reasonable* degree of certainty. A significant effort was put into verifying the integrity of the database. Once this was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations.

A typical cross-section is shown in *Figure 7-1.*

MARSHALL MILLER & ASSOCIATES, INC. 27

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 7-1: Elk Run Cross-Section


Chilton
Hernshaw
Upper Cedar Grove
Middle Cedar Grove
Lower Cedar Grove
Peerless
Powellton
Eagle
Glen Alum Tunnel
Beckley
Fire Creek

Due to the long history of exploration by various parties on the Property, a wide variety of survey techniques exist for documentation of data point locations. Many of the older exploration drill holes appear to have been located by survey and more recently completed drill holes are often located by high-resolution Global Positioning System (*GPS*) units. However, some holes appear to have been approximately located using USGS topography maps or other methods which are less accurate.

MARSHALL MILLER & ASSOCIATES, INC. 28

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 29 Therefore, discretion had to be used regarding the accuracy for the location and ground surface elevation of some of these older drill holes. In instances where a drill hole location (or associated coal seam elevations) appeared to be inconsistent with the overall structural trend (or surface topography for surface-mineable areas), the data point was not honored for geological modeling. Others with apparently minor variances were adjusted and then used by MM&A. Surveying of the underground and surface mined areas has been performed by the mine operators and/or their consulting surveyors. By assignment, MM&A did not verify the accuracy or completeness of mine maps supplied by Alpha but accepted this information as being the work of responsible engineers and surveyors, as required by both State and Federal Law. MM&A compiled comprehensive topographic map files by selecting the best available aerial mapping for each area and filling any gaps with digital USGS topographic mapping. 7.2 Drilling Procedures Core drilling methods utilize NX-size (21/8 inch) or similar-sized core cylinders to recover core samples, which can be used to delineate geologic characteristics, and for coal quality testing and geotechnical logging. For the core holes, the geophysical logs are especially useful in verifying the core recovery of both the coal samples (for assurance that sample is representative of the full seam) and of the roof and floor rock samples (for evaluating ground control characteristics of deep mineable coal seams). In addition to the core holes, rotary drilled holes also exist on the Property. Data for the rotary drilled holes is mainly derived from downhole geophysical logs, which are used to interpret coal and rock thickness and depth since logging of the drill cuttings is not reliable. A wide variety of core-logging techniques exist for the Property. For many of the core holes, the primary data source is a generalized lithology description by the driller, more recent holes are generally supplemented by a more detailed core log completed by a geologist. These drilling logs were provided to MM&A as a geological database. MM&A geologists were not involved in the production of original core logs but did perform a basic check of information within the provided database. An audit of the Alpha database was conducted in 2021 by comparing seam depths, coal, and parting thicknesses in the electronic database against the source drill logs and the results were acceptable. Where geophysical logs for such holes are available, they were used by MM&A geologists to verify the coal thickness and core recovery of seams. 7.3 Hydrology Hydrologic testing and forecasting are necessary parts of the permitting process and as such are routinely considered in the mine planning process. Elk Run has a lengthy history of operation with no significant hydrologic concerns or material issues experienced in its history. Future mining is projected to occur in areas exhibiting similar Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 30 hydrogeological conditions as past mining. Based upon the successful history of the operation with regards to hydrogeological features, MM&A assumes that the operation will not be hindered by such issues in the future. 7.4 Geotechnical Data Life-of-Mine (LOM) Mining plans for potential underground mines were developed by MM&A through incorporation of budget maps from Alpha. Pillar stability was tested by MM&A using the Analysis of Coal Pillar Stability (ACPS) program that was developed by the National Institute for Occupational Safety and Health (NIOSH). MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan. Coal and rock strengths from core testing are used to verify the empirical assumptions integral to ACPS. 8 Sample Preparation Analyses and Security 8.1 Prior to Sending to the Lab Most of the coal samples have been obtained from the Property by subsurface exploration using core drilling techniques. The protocol for preparing and testing the samples has varied over time and is not well documented for the older holes drilled on the Property. Typical US core drilling sampling technique is for the coal core sample, once recovered from the core barrel, to be described then wrapped in a sealed plastic sleeve and placed into a covered core box, which is the length of the sample so that the core can be delivered to a laboratory in relatively intact condition and with original moisture content. The core identification number and the depth are scribed on the sample box lid to identify the sample. This process has been the norm for both historical and ongoing exploration activities at Elk Run. This work is typically performed by the supervising driller, geologist or company personnel. Samples are most often delivered to the company by the driller after each shift or acquired by company personnel or representatives. Most of the coal core samples were obtained by previous operators on the Property. MM&A did not participate in the collection, sampling and analysis of the majority of core samples within the exploration database. However, it is reasonable to assume, given the sophistication level of the previous operators, that these samples were generally collected and processed under industry best-practices. This assumption is based on MM&A’s familiarity with the operating companies and the companies used to perform the analysis. In addition to the steps taken to ensure the accuracy of the historical data as described above, Alpha reports that the company employs a detailed chain of custody process during their current sampling programs. This chain of custody process follows the sample from the time it is drilled until the final quality results are entered into a database for preparation of geologic models.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 31 8.2 Lab Procedures Coal quality testing has been performed over a large number of years by operating companies using different laboratories and testing regimens. Some of the samples have raw analyses and washabilities on the full seam (with coal and rock parting layers co-mingled) and are mainly useful for characterizing the coal quality for projected production from underground and highwall mining. Other samples have coal and rock analyzed separately, the results of which can be manipulated to forecast either surface or underground mining quality. Care has been taken to use only those analyses that are representative of the coal quality parameters for the appropriate mining type for each sample. Standard procedure upon receipt of core samples by the testing laboratory is to log the depth and thickness of the sample, then perform testing as specified by a representative of the operating company. Each sample is then analyzed in accordance with procedures defined under ASTM International (ASTM) standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); and Free Swell Index (FSI) (ASTM D720). 9 Data Verification 9.1 Procedures of Qualified Person MM&A reviewed the Alpha-supplied digital geologic database and supplemented the database with its own in-house records which have been maintained for both Alpha and previous operators of the Property. The database consists of data records, which include drill hole information for holes that lie within and adjacent to the Property and records for numerous supplemental coal seam thickness measurements. Once the initial integrity of the database was established, stratigraphic columnar sections were generated using cross-sectional analysis to establish or confirm coal seam correlations. Geophysical logs were used wherever available to assist in confirming the seam correlation and to verify proper seam thickness measurements and recovery of coal samples. Additionally, an audit of the Alpha digital database was conducted in 2021 by comparing seam depths, coal, and parting thicknesses in the database against the source drill logs and the results were acceptable. After establishing and/or verifying proper seam correlation, seam data control maps and geological cross-sections were generated and again used to verify seam correlations and data integrity. Once the database was fully vetted, seam thickness, base-of-seam elevation, roof and floor lithology, and overburden maps were independently generated for use in the mine planning process. Coal quality was analyzed and summarized by MM&A’s team of geologists and engineers. Quality was provided by Alpha in various database formats, laboratory data sheets, and also obtained directly from Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 32 MM&A’s files. Care was taken to ensure that sampled data was representative of the mineable section. In instances where minimal representative data was noted, geological tonnages were estimated based upon applying assumed densities of coal and non-coal material to thicknesses expressed in geological database files. 9.2 Limitations As with any exploration program, localized anomalies cannot always be discovered. The greater the density of the samples taken, the less the risk. Once an area is identified as being of interest for inclusion in the mine plan, additional samples are taken to help reduce the risk in those specific areas. In general, provision is made in the mine planning portion of the study to allow for localized anomalies that are typically classed more as a nuisance than a hinderance. 9.3 Opinion of Qualified Person Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Elk Run Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. 10 Mineral Processing and Metallurgical Testing 10.1 Testing Procedures Basic chemical analyses (both raw and washed quality), petrographic data, rheological data and ash, ultimate and sulfur analysis are available but not summarized for this filing. Available coal quality data sourced from MM&A’s vaults (associated with former projects for Alpha and its predecessors) was tabulated by resource area in a Microsoft® EXCEL workbook. Such data contained laboratory sheets which MM&A utilized to confirm that sampled intervals were representative of geological models and confirm that appropriate laboratory procedures were utilized to derive raw and clean coal parameters. Additionally, Alpha provided MM&A with a database of its own in-house coal quality information, which some did not include backup laboratory information or sampled intervals. MM&A compared wash recovery values from Alpha’s dataset to proximal holes with wash recovery data in MM&A’s dataset and calculated estimates of wash recovery based upon the relative percentages of coal and rock from lithologic descriptions. In general, MM&A found that Alpha’s dataset was representative and appropriate for inclusion in coal quality summaries. Quality tables also provide basic statistical analyses of the coal quality datasets, including average value; maximum and minimum values; and the number of samples available to represent each quality parameter of the seam. Coal samples that were deemed by MM&A geologists to be unrepresentative were not used for statistical analysis of coal quality, as documented in the tabulations.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

The amount and areal extent of coal sampling for geological data is generally sufficient to represent the quality characteristics of the coal horizons and allow for proper market placement of the subject coal seams. For some of the coal deposits, there are considerable laboratory data from core samples that are representative of the full extent of the resource area; and for others there are more limited data to represent the resource area. For example, in the active operations with considerable previous mining, there may be limited quality data within some of the remaining resource areas; however, in those cases the core sampling data can be supplemented with operational data from mining and shipped quality samples representative of the resource area.

10.2 Relationship of Tests to the Whole

The extensive sampling and testing procedures typically followed in the Coal Industry result in an excellent correlation between samples and Marketable product. The Elk Run Property has a long history of saleable production, in the High-volatile metallurgical and thermal markets, confirming exploration results.

In select instances, those areas which did not contain exploration information inclusive of coal quality analysis but were located relatively adjacent to active producing areas and/or areas which contained coal quality information were downgraded to a "probable" classification. Based upon the extensive production history locally and regionally, the report authors deemed this process acceptable.

10.3 Lab Information

Each sample is analyzed at area Laboratories that operate in accordance with procedures defined under ASTM standards including, but not limited to; washability (ASTM D4371); ash (ASTM D3174); sulfur (ASTM D4239); Btu/lb. (ASTM D5865); volatile matter (ASTM D3175); Free Swell Index (*FSI*) (ASTM D720).

10.4 Relevant Results

No critical factors have been found that would adversely affect the recovery of the Reserve. Any quality issues that occur, either localized or generally, are accounted for in the Marketing Study done for this TRS.

11 Mineral Resource Estimates

MM&A created independent geologic models to define the coal resources at Elk Run. Coal resources were estimated as of December 31, 2022.

MARSHALL MILLER & ASSOCIATES, INC. 33

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

11.1 Assumptions, Parameters and Methodology

Geological data was imported into Carlson Mining® (formerly SurvCADD®) geological modelling software in the form of Microsoft® Excel files incorporating drill hole collars, seam and thickness picks, bottom seam elevations and raw and washed coal quality. These data files were validated prior to importing into the software. Once imported, a geologic model was created, reviewed, and verified- with a key element being a gridded model of coal seam thickness. Resource tons were estimated by using the seam thickness grid based on each valid point of observation and by defining resource confidence arcs around the points of observation. Points of observation for Measured and Indicated confidence arcs were defined for all valid drill holes that intersected the seam using standards deemed acceptable by MM&A based on a detailed geologic evaluation and a statistical analysis of all drill holes within the projected reserve areas as described in *Section 11.1.1*. The geological evaluation incorporated an analysis of seam thickness related to depositional environments, adjacent roof and floor lithologies, and structural influences.

After validating coal seam data and establishing correlations, the seam thickness, coal thickness and elevation for seams of economic interest were used to generate a geologic model. Local geologic and physical conditions were incorporated into the model where mineability and or mining costs could be affected by the conditions. Both coal thickness and quality data are deemed by MM&A to be reasonably sufficient within the resource areas. Therefore, there is a reasonable level of confidence in the geologic interpretations required for coal resource determination based on the available data and the techniques applied to the data.

Table 11-1 below provides the geological mapping and coal tonnage estimation criteria used for the coal resource and reserve evaluation. These cut-off parameters have been developed by MM&A based on its experience with Alpha's Elk Run Property and are typical of mining operations in the Central Appalachian coal basin. This experience includes technical and economic evaluations of numerous properties in the region for the purposes of determining the economic viability of the subject coal reserves.

Table 11-1: General Reserve & Resource Criteria

Item	Parameters	Technical Notes & Exceptions*
• **General Reserve Criteria**		
Reserve Classification	Reserve and Resource	Coal resources as reported are inclusive of coal reserves.
Reliability Categories	Reserve (Proven and Probable) Resource (Measured, Indicated & Inferred)	To better reflect geological conditions of the coal deposits, distance between points of observation is determined via statistical analysis
Proven and Measured Classification	0.25 Mile, (1320') Projection form Measurement Point	Based on 11.1.1 Analysis
Probable and Indicated Classification	0.25 to 0.75 Mile, (1320' to 3960') Projection form Measurement Point	Based on 11.1.1 Analysis; Required for Reserve or Resource Classification
Inferred Classification	0.75 to 3.0 Mile, (3960' to 15,840) Projection form Measurement Point	Based on 11.1.1 Analysis
Effective Date of Resource Estimate	December 31, 2022	Coal resources were estimated based upon depletion maps as of September 30, 2022, and a fourth quarter 2022 production depletion adjustment.

MARSHALL MILLER & ASSOCIATES, INC. 34

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Item	Parameters	Technical Notes & Exceptions*
Effective Date of Reserve Estimate	December 31, 2022	Coal reserves were estimated based upon depletion maps as of September 30, 2022, and a fourth quarter 2022production depletion adjustment
Seam Density - with Raw Seam Analysis	1.25 + (Raw Ash% / 100)	
• **Underground-Mineable Criteria**		
Map Thickness	Total seam thickness	
Minimum Seam Thickness	30 inches	Minor Exceptions for localized zones of thinner coal
Minimum Mining Thickness	54 inches	
Minimum Total Coal Thickness	30 inches	Minor Exceptions for localized zones of thinner coal
Minimum In-Seam Wash Recovery	Determined as function of seam thickness	
Wash Recovery Applied to Coal Reserves	Based on average yield for drill holes within reserve area, or in the absence of laboratory washability data, based on estimated visual recovery using specific gravities noted above and 95 percent yield on "clean" coal	
Out-of-Seam Dilution Thickness for Run-of-Mine Tons Applied to ROM tonnages	Delta between minimum mining thickness (54 inches) and seam thickness	2 inches minimum OSD
Mine Barrier	200-foot distance from abandoned mines and 50' sealed or pillared areas of active Alpha mines	
Minimum Reserve Tonnage	400 thousand recoverable tons for individual area (logical mining unit)	
Minimum Overburden Depth	100 feet	
Minimum Interval to Rider Coal	Considered on a case-by-case basis, depending on interval lithology, etc.	
Minimum Interval to Overlying or Underlying Reserves	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	
Minimum Interval to Overlying or Underlying Mined Areas	Considered on a case-by-case basis, depending on interval lithology, extent and type of extraction, etc.	
Adjustments Applied to Coal Reserves	6.0 percent moisture increase; 5 percent preparation plant inefficiency	

Note: Exceptions for application of these criteria to reserve estimation are made as warranted and demonstrated by either actual mining experience or detailed data that allows for empirical evaluation of mining conditions. Final classification of coal reserve is made based on the pre-feasibility evaluation.

11.1.1 Geostatistical Analysis

MM&A completed a geostatistical analysis on drill holes within the reserve boundaries to determine the applicability of the common United States classification system for measured and indicated coal resources. Historically, the United States has assumed that coal within ¼-mile (1,320 feet) of a point of observation represents a measured resource whereas coal between ¼-mile (1,320 feet) and ¾-mile (3,960 feet) from a point of observation is classified as indicated. Inferred resources are commonly assumed to be located between ¾-mile (3,960 feet) and 3 miles (15,840 feet) from a point of observation. Per SEC regulations, only measured and indicated resources may be considered for reserve classification, respectively as proven and probable reserves.

MM&A performed a geostatistical analysis test of the Elk Run, Checkmate Powellton data set using the Drill Hole Spacing Analysis (*DHSA*) method. This method attempts to quantify the uncertainty of applying a measurement from a central location to increasingly larger square blocks and provides recommendations for determining the distances between drill holes for measured, indicated, and inferred resources.

MARSHALL MILLER & ASSOCIATES, INC. 35

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

To perform DHSA the data set was processed to remove any erroneous data points, clustered data points, as well as directional trends. This was achieved through the use of histograms, as seen in *Figure 11-1*, color coded scatter plots showing the geospatial positioning of the borings, *Figure 11-2*, and trend analysis.

Figure 11-1: Histogram of the Total Seam Thickness for the Powellton Seam Present in the Elk Run Complex


Frequency
Thickness (ft)
0
2
4
6
8
25
20
15
10
5

Figure 11-2: Scatter plot of the Total Seam Thickness for the Powellton Seam Present in the Elk Run Complex


Thickness - Outliers Removed
Y-Position (*10000 ft)
X-Position (*10000 ft)
180.5
181
181.5
182
182.5
183
40
39.5
39
38.5
38
37.5
37
36.5
36
35.5
2
3
4
5
6
7

Following the completion of data processing, a variogram of the data set was created, *Figure 11-3*. The variogram plots average square difference against the separation distance between the data pairs. The separation distance is broken up into separate bins defined by a uniform lag distance (e.g., for a lag distance of 500 feet the bins would be 0 – 500 feet, 501 – 1,000 feet, etc.). Each pair of data points that are less than one lag distance apart are reported in the first bin. If the data pair is further apart than one lag distance but less than two lag distances apart, then the variance is reported in the second bin. The numerical average for differences reported for each bin is then plotted on the variogram. Care was taken to define the lag distance in such a way as to not overestimate any nugget effect present in the data set. Lastly, modeled equations, often spherical, gaussian, or exponential, are applied to the variogram in order to represent the data set across a continuous spectrum.

MARSHALL MILLER & ASSOCIATES, INC. 36

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 37 Figure 11-3: Variogram of the Total Seam Thickness for the Powellton Seam Present in the Elk Run Complex The estimation variance is then calculated using information from the modeled variogram as well as charts published by Journel and Huijbregts (1978). This value estimates the variance from applying a single central measurement to increasingly larger square blocks. Care was taken to ensure any nugget effect present was added back into the data. This process was repeated for each test block size. The final step of the process is to calculate the global estimation variance. In this step the number square blocks that would fit inside the selected study area is determined for each block size that was investigated in the previous step. The estimation variance is then divided by the number of blocks that would fit inside the study area for each test block size. Following this determination, the data is then transformed back to represent the relative error in the 95th-percentile range. Figure 11-4 shows the results of the DHSA performed on the Powellton seam data for the Elk Run Complex. DHSA provides hole to hole spacing values, these distances need to be converted to radius from a central point to compare to the historical standards. A summary of the radius data is shown in Table 11-2. DHSA prescribes measured, indicated, and inferred drill hole spacings be determined at the 10-percent, 20-percent, and 50-percent levels of relative error, respectively. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 38 Figure 11-4: Result of DHSA for the Powellton Seam Present in the Elk Run Complex Table 11-2: DHSA Results Summary for Radius from a Central Point Model: Measured Radial Distance (10% Relative Error) Indicated Radial Distance (20% Relative Error) Inferred Radial Distance (50% Relative Error) (Miles) (Miles) (Miles) Gaussian: 0.43 0.71 1.68 Spherical: 0.40 0.71 1.71 Exponential: 0.39 0.72 1.70 Comparing the results of the DHSA to the historical standards, it is evident that the historical standards are more conservative than even the most conservative DHSA model with regards to determining measured resources. The Exponential model recommends using a radius of 0.39 miles for measured resources compared to the historical value of 0.25 miles. With respect to indicated resources the DHSA falls in line closely with the historical standards. The Gaussian and Spherical models recommend using a radius of 0.71 miles, while the Exponential model recommends a radius of 0.72 miles. These values line up closely with the historical radius of 0.75 miles. These results have led the QP’s to report the data following the historical classification standards, as outlined in United States Geological Survey Circular 891 rather than use the results of the DHSA. 11.2 Resources Exclusive of Reserves The Elk Run property contains multiple resource blocks which were not deemed to exhibit reserve potential at the time of the study. These resources, formally identified as resources exclusive of 0 5 10 15 20 25 30 35 40 2000 3000 4000 5000 6000 7000 8000 9000 R el a ve E rr o r 9 5 % P er ce n le R a n ge Dril l Hole Spacing ( ) Gauss ian Exponen al Spherica l

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

reserves, are in the: Upper Cedar Groves, Peerless and Powellton seams. Reasons which may preclude elevation of resources to reserves include, but are not limited to:

1. Limited availability of quality information to document coal seam market characteristics.
2. Coal quality inconsistent with typical preferred market properties.
3. Isolation of resource blocks in which seam access costs are cost prohibitive at the time of the study.
   - Checkmate Powellton – *Map 3*: resource along White Castle abandoned mine works due to limited access and poor geometry for a new mine.
4. Unfavorable economics at the PFS level, yet economics could become attractive in the future under different market conditions.
   - Castle II Peerless - *Map 2*: raw coal haul distance and difficult up-dip access.
5. Exclusion from LOM planning by mining operator due to remaining resource blocks which are relatively small, isolated blocks and not currently attractive from an operational perspective.
6. Mineability constraints due to over/under mining, underground conditions and physical locations.
   - Prenter Upper Cedar Grove – *Map 1*: physical locations for access not identified and engineering and evaluation not completed to be included in the LOM planning.

11.2.1 Initial Economic Assessment

MM&A completed an initial economic assessment to determine the potential economic viability of resources exclusive of reserves (not converted to reserves). MM&A applied relevant technical factors to estimate potential saleable tons without the resource blocks, should the resources be extracted via deep, continuous mining methods. MM&A developed cash cost profiles for the resource blocks, including direct cash costs (labor, supplies, roof control, maintenance and repair, power, and other); washing, trucking, materials handling, general and administrative, and environmental costs; and indirect cash costs (royalties, production taxes, property tax, insurance). Costs were developed based off relevant cost drivers (per-ft, per-raw-ton, per-clean-ton). Additionally, MM&A estimated capital costs to access resources. Capital costs associated with mine development were amortized across the resource's potential saleable tonnages). Additional non-cash items (depreciation of equipment and depletion) and cash costs were compared to an assumed sale price of $115 per ton netback FOB loadout (approximately $138 per ton U.S. East Coast basis) for high-volatile markets. This resource assumed sales value was developed as a premium to the market-based reserve sales value to properly estimate the sales-related expenses should these resources be extracted during higher-than-average market conditions. The pricing used for the primary product was selected by the QP and deemed reasonable based on a review of historical average pricing for the Elk Run complex coal products over the past 5 years. The results of the analysis are shown below and demonstrate potential profitability on a fully loaded cost basis. Detailed summaries are shown in *Appendix B*.

MARSHALL MILLER & ASSOCIATES, INC. 39

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 11-3: Results of Initial Economic Assessment ($/ton)

Mine / Block	Seam	Direct Cash	Transportation, Washing, Enviro, G&A	Indirect	Non Cash	Total Cost	Fully Loaded P&L
Checkmate / L,M,O	POW	$59.59	$17.39	$15.82	$6.80	$99.60	$15.40
Prenter / H	UCG	$57.61	$24.01	$12.37	$11.85	$105.84	$9.16
Prenter / I	UCG	$61.63	$29.15	$12.37	$11.23	$114.38	$0.62
Prenter / J	UCG	$55.74	$19.84	$12.37	$13.35	$101.30	$13.70
Prenter / K&L	UCG	$55.49	$31.39	$15.82	$8.40	$111.10	$3.90
Castle Peerless	PEER	$61.67	$15.99	$12.37	$24.21	$114.24	$0.76

Figure 11-5: Results of Initial Economic Assessment


$150.00
$125.00
$100.00
$75.00
$50.00
$25.00
$-
$115/TON SALE PRICE
Checkmate L,M,O (POW)
Prenter H (UCG)
Prenter I (UCG)
Prenter J (UCG)
Prenter K&L (UCG)
Castle (PEER)
Direct Cash
Transportation, Washing, Enviro, G&A
Indirect
Non Cash

11.3 Qualified Person's Estimates

Based on the work previously described and detailed modelling of those areas, considering all the modifying actors, a coal resource estimate, summarized in *Table 11-4*, was prepared as of December 31, 2022, for property controlled by Alpha's Elk Run operating unit.

MARSHALL MILLER & ASSOCIATES, INC. 40

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 11-4: Coal Resources Summary as of December 31, 2022

Area/Mine	Seam	Coal Resource (Dry Tons, In Situ)				Quality (Dry Basis)		
		Measured	Indicated	Inferred	Total	Ash%	Sulfur%	VM%
Inclusive of Reserve/Converted to Reserve								
Round Bottom UCG	Upper Cedar Grove	4,427,000	1,810,000	0	6,237,000	40	2.0	-
Seng Creek UCG	Upper Cedar Grove	7,343,000	2,249,000	0	9,592,000	40	2.0	-
Hunter Peerless	Peerless	18,307,000	8,787,000	0	27,094,000	28	3.3	-
Checkmate	Powellton	80,417,000	56,180,000	0	136,597,000	27	1.0	-
Roundbottom	Powellton	3,900,000	2,277,000	0	6,177,000	13	1.1	-
Subtotal	**Subtotal**	**114,394,000**	**71,303,000**	**0**	**185,698,000**	**28**	**1.4**	
Exclusive of Reserve/Not Converted to Reserve								
Prenter	Upper Cedar Grove	20,600,000	16,264,000	63,000	36,928,000	18	1.8	-
Elk Run (Castle II)	Peerless	12,607,000	4,207,000	0	16,815,000	25	2.4	-
Checkmate	Powellton	12,316,000	1,888,000	16,000	14,220,000	27	1.0	-
Subtotal	**Subtotal**	**45,523,000**	**22,360,000**	**79,000**	**67,962,000**	**26**	**1.2**	
Grand Total								
Inclusive of Reserve/Converted to Reserve		114,394,000	71,303,000	0	185,698,000	28	1.4	
Exclusive of Reserve/Not Converted to Reserve		45,523,000	22,360,000	79,000	67,962,000	26	1.2	
Grand Total		**159,918,000**	**93,663,000**	**79,000**	**253,660,000**	**27**	**1.3**	

Note(1): Resource tons are inclusive of reserve tons since they include the in-situ tons from which recoverable coal reserves are derived.
Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.
Note (3): The Property contains 67.88 million tons (Mt) of dry, in-place measured and indicated coal resources exclusive of reserves as of December 31, 2022.
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

11.4 Qualified Person's Opinion

While there is some stratigraphically controlled seam-thickness variability due to seam splitting, sand channels, etc., MM&A geologists and engineers modeled the deposit and resource areas to reflect realistic mining scenarios, giving special consideration to uncertainties as related to each class of mineral resources such as (1) seam thickness, (2) floor and roof conditions, (3) mining equipment, etc. This statistical study demonstrates that for each configuration of mineable seams, the classification system of **measured** (0 – ¼ mile), **indicated** (¼ to ¾ mile), and **inferred** (¾ to 3 miles) is reasonably adequate to predict seam thickness variation for modeling and mining purposes. Based on MM&A's geostatistical analysis, it would be possible to extend the measured arcs slightly beyond historically accepted practices due to consistent geological settings. The QP's have again elected not to extend arc distances, introducing a level of conservatism in the coal resource classification.

Based on the data review, the attendant work done to verify the data integrity and the creation of an independent Geologic Model, MM&A believes this is a fair and accurate representation of the Elk Run coal resources.

12 Mineral Reserve Estimates

12.1 Assumptions, Parameters and Methodology

Coal Reserves are classified as *proven* or *probable* considering "modifying factors" including mining, metallurgical, economic, marketing, legal, environmental, social and governmental factors.

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

> **Proven Coal Reserves** are the economically mineable part of a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

> **Probable Coal Reserves** are the economically mineable part of an indicated coal resource, and in some circumstances a measured coal resource, adjusted for diluting materials and allowances for losses when the material is mined. It is based on appropriate assessment and studies in consideration of and adjusted for reasonably assumed modifying factors. These assessments demonstrate that extraction could be reasonably justified at the time of reporting.

Upon completion of delineation and calculation of coal resources, MM&A generated a LOM plan for Elk Run. The footprint of each reserve area is shown on the maps in *Appendix C*. The mine plan was generated based on 5-year budget mine plans provided by Alpha and supplemented with additional projections by MM&A to reflect LOM plans that honor property control limits, geologic mapping, or other factors determined during the evaluation.

Carlson Mining software was used to generate the LOM plan for Elk Run. The mine plan was sequenced based on productivity schedules provided by Alpha. MM&A judged the productivity estimates and plans to be reasonable based on experience and current industry practice.

Raw, ROM production data outputs from LOM plan sequencing were processed into Microsoft® EXCEL spreadsheets and summarized on an annual basis for processing into the economic model. Average seam densities were estimated to determine raw coal tons produced from the LOM plan. Average mine recovery and wash recovery factors were applied to determine coal reserve tons.

Coal reserve tons in this evaluation are reported at a 6.0-percent moisture and represent the saleable product from the Property.

Pricing data as provided by Alpha from third-party sources is described in *Table 16-2*. The pricing data assumes a flat-line long-term realization of $130 to $151 per short ton port pricing, with an average $115.09 per ton netback pricing reflective of the product currently sold at Elk Run. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation.

The coal resource mapping and estimation process, described in the report, was used as a basis for the coal reserve estimate. Proven and probable coal reserves were derived from the defined coal resource considering relevant processing, economic (including technical estimates of capital, revenue, and cost), marketing, legal, environmental, socio-economic, and regulatory factors and are presented on a moist, recoverable basis.

MARSHALL MILLER & ASSOCIATES, INC. 42

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 43 As is customary in the US, the categories for proven and probable coal reserves are based on the distances from valid points of measurement as determined by the QP for the area under consideration. For this evaluation, measured resource, which may convert to a proven reserve, is based on a ¼-mile radius from a valid point of observation. Points of observation include exploration drill holes, and mine measurements which have been fully vetted and processed into a geologic model. The geologic model is based on seam depositional modeling, the interrelationship of overlying and underlying strata on seam mineability, seam thickness trends, the impact of seam structure, intra-seam characteristics, etc. Once the geologic model was completed, a statistical analysis, described in Section 11.1.1 was conducted and a ¼-mile radius from a valid point of observation was selected to define Measured Resources. Likewise, the distance between ¼ and ¾ of a mile radius was selected to define Indicated Resources. Indicated Resources may convert to Probable Reserves. Inferred Resources (greater than a ¾-mile radius from a valid point of observation) have been excluded from Reserve consideration. 12.2 Underground Coal Reserves The Elk Run Property reserves are derived from multiple coal seams as shown on Figure 7-1. Demonstrated reserve tons are listed in the discussion below. Table 12-1 shows the demonstrated tonnage by Proven and Probable status. 12.2.1 Round Bottom/Seng Creek Upper Cedar Grove (UCG) (Map 1) Round Bottom UCG demonstrated reserves are 1.95 Mt clean recoverable tons, and Seng Creek UCG demonstrated reserves are 2.71 Mt clean recoverable tons. The reserves are located in two blocks separated by thin, below-cutoff coal zone. Due to low coal between the blocks, separate portal areas are proposed for each reserve. The roof is generally sandstone, and a sandstone channel has likely eroded the coal, forming the thin coal zone. Additionally, one drill hole in the north block indicates a complete seam washout. The floor is mostly shale and will be cuttable developing through the low coal zone. The seam generally contains 3 to 4 coal benches separated by thin partings. The average seam thickness of the reserves is 4.2 feet. 12.2.2 Elk Run Hunter Peerless Seam (Map 2) Elk Run Hunter Peerless seam demonstrated reserves are 6.89 Mt clean recoverable tons. The reserve is located in the unmined areas west and east of the closed Hunter Peerless mine. Access to the reserves will require rehabilitation to the closed mine, and due to uncertain conditions of the mine the reserve is classified as Probable. The Peerless seam is comprised of two distinct coal beds separated by a 0.5-foot to 3.0-foot shale parting. The parting thickens to the south and the seam eventually splits. Access to the eastern reserve will be through splitting, thick parting coal seam. The roof rock is shale, Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 44 and the floor rock is shale or sandstone. The average seam thickness of the reserve is 5.6 feet. The Peerless sulfur is greater than 1.5% and has traditionally been blended with lower sulfur coal and/or sold in specialty market. 12.2.3 Checkmate Powellton Seam (Map 3) Checkmate Powellton seam demonstrated reserves are 25.91 Mt clean recoverable tons. The Browns Branch area includes the area from Browns Branch east to the Elk Run impoundment, from the White Knight Mine to north of the Revolution Mine. The Powellton seam is comprised of multiple coal benches with shale partings. Locally, the parting to the top bench thickens and the top bench is not considered part of the minable seam. The roof rock is shale and sandstone, and the floor rock is shale. No hard cutting areas were identified. The average seam thickness of the reserve is 3.78 feet. An isolated High Seam area where the No. 2 Gas seam has merged with the Powellton seam is located near the Elk Run Impoundment. The High Seam demonstrated reserves are 2.55 Mt clean recoverable tons. The average seam thickness of the reserve is 9.32 feet. The projected inseam yield is 31%. 12.2.4 Roundbottom Powellton (Map 3) Roundbottom Powellton reserve is the remaining reserve of the closed Roundbottom mine. The reserves are located in barrier blocks and north of the existing mine workings. Access to the reserves will require rehabilitation to the closed mine, and due to uncertain conditions of the mine the reserve is classified as Probable. Demonstrated reserves are 1.44 Mt clean recoverable tons. The average seam thickness of the reserve is 3.57 feet. 12.3 Qualified Person’s Estimates The coal reserves, as shown in Table 12-1, are based on a technical evaluation of the geology and a preliminary feasibility study of the coal deposits. The extent to which the coal reserves may be affected by any known environmental, permitting, legal, title, socio-economic, marketing, political, or other relevant issues has been reviewed rigorously. Similarly, the extent to which the estimates of coal reserves may be materially affected by mining, quality, infrastructure and other relevant factors has also been considered. The results of this TRS define an estimated 41.44 Mt of proven and probable marketable coal reserves. The maps included in Appendix C reflect mining depletion at the time of the resource/reserve calculation taken from Alpha mine maps as of September 30, 2022. As Elk Run has been idle since 2015, mine depletion adjustments are not required in order to estimate reserves as of December 31, 2022.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 12-1: Coal Reserves Summary (Marketable Sales Basis) as of December 31, 2022

		Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)					Quality (Dry Basis)		
		By Reliability Category			By Control Type				
Area	Seam	Proven	Probable	Total	Owned	Leased	Ash%	Sulfur%	VM%
Round Bottom UCG	Upper Cedar Grove	1,465,000	481,000	1,946,000	0	1,946,000	10	0.7	-
Seng Creek UCG	Upper Cedar Grove	2,100,000	611,000	2,711,000	0	2,711,000	10	0.7	-
Hunter Peerless	Peerless	0	6,889,000	6,889,000	0	6,889,000	6	1.6	-
Checkmate	Powellton	17,364,000	11,093,000	28,457,000	139,000	28,318,000	6	1.0	34
Roundbottom	Powellton	0	1,438,000	1,438,000	0	1,438,000	4	1.1	-
	Grand Total	**20,929,000**	**20,512,000**	**41,442,000**	**139,000**	**41,303,000**	**6**	**1.0**	**-**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory analysis from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting.
**Some reserves lack coal quality. As such Upper Cedar Grove and Peerless reserves were priced as High-Vol B and the Powellton reserves were priced as High-Vol A.*
Totals may not add due to rounding.
See Appendix A for detailed breakdown.

12.4 Qualified Person's Opinion

The estimate of coal reserves was determined in accordance with the SEC Guidelines, SK 1300 that came into effect for the first fiscal year falling on or after January 1, 2021.

The LOM mining plan for Elk Run was prepared to the level of preliminary feasibility. Mine projections were prepared, and timing scheduled to match production with coal seam characteristics. Production timing was carried out from current locations to depletion of the coal reserve area. Coal reserve estimates could be materially affected by the risk factors described in *Section 22.2*.

Based on the Preliminary Feasibility Study and the attendant Economic Review, MM&A believes this is a fair and accurate calculation of the Elk Run coal reserves.

13 Mining Methods

Six underground mining areas were modeled and tested economically. Once the Resources were calculated, mine plans were created to project operating each resource area to depletion, with crews and equipment scheduled to move to subsequent mining areas as depletion occurs. Underground mine operations are projected to be exhausted in 2045. Individual mine lives range from 6 to 22 years.

13.1 Geotech and Hydrology

Mining plans for potential underground mines were developed by Alpha and MM&A. Pillar stability was tested by MM&A using the *Analysis of Coal Pillar Stability (ACPS)* program that was developed by NIOSH. MM&A reviewed the results from the ACPS analysis and considered it in the development of the LOM plan.

MARSHALL MILLER & ASSOCIATES, INC. 45

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Hydrology has not been an issue of concern at the Elk Run area. Based on numerous site visits to the underground operations of the Property by the QP's, it has been determined that this is not a significant concern. Mining of future reserves is projected to occur in areas which exhibit similar hydrogeological characteristics as those formerly mined areas.

13.2 Production Rates

Operations at Elk Run by Alpha and its predecessors have been on-going for many years. The Mine plan and productivity expectations reflect historical performance and efforts have been made to adjust the plan to reflect future conditions. MM&A is confident that the mine plan is reasonably representative to provide an accurate estimation of coal reserves. Mine development and operation have not been optimized within the TRS.

Carlson Mining software was used by MM&A to generate mine plans for the mineable coal seams. Mine plans were sequenced based on productivity schedules provided by Alpha, which were based on historically achieved productivity levels. All production forecasting ties assumed production rates to geological models as constructed by MM&A's team of geologists and mining engineers.

The Elk Run Mining Complex has been idle since early 2015. A new base load mine in the Powellton Seam (Checkmate Powellton) is in the permitting process. The mine will be located adjacent to the coal preparation plant and has the advantage of belting its product directly to the existing raw coal stockpiles. Two existing mines (Roundbottom Powellton and Hunter Peerless) would be reactivated. In addition, two mines in the Upper Cedar Grove Seam will be permitted.

All mines will be configured as super sections with dual air splits on each section and two continuous miners operating independently but dumping to the same conveyor belt. In all cases, mines are forecasted to produce coal two shifts each day. Production is scheduled Monday through Friday each week, and every other Saturday.

As shown in *Table 13-1*, the six areas planned for underground mines produce coal until 2045. Clean coal production varies directly with coal thickness.

MARSHALL MILLER & ASSOCIATES, INC. 46

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 13-1: Elk Run Complex Underground Mine Production Schedule (x 1,000 Saleable Tons)

Mine Name	2022	2023	2024	2025	2026	2027	2028	2029
Seng Creek Roundbottom UCG	0	0	0	0	0	0	0	0
Seng Creek UCG	0	0	0	0	0	0	0	0
Castle Peerless	0	0	0	0	0	0	560	613
Hunter Peerless	0	0	0	0	0	0	607	812
Checkmate Powellton	0	0	983	1,498	1,369	1,325	1,444	1,396
Roundbottom Powellton	0	0	187	221	264	256	264	215
Total	**0**	**0**	**1,170**	**1,720**	**1,634**	**1,581**	**2,876**	**3,036**

Mine Name	2030	2031	2032	2033	2034	2035	2036	2037
Seng Creek Roundbottom UCG	292	363	378	381	358	175	0	0
Seng Creek UCG	0	0	0	0	103	341	327	297
Castle Peerless	577	565	588	587	391	0	0	0
Hunter Peerless	789	812	769	715	777	675	586	348
Checkmate Powellton	1,423	1,418	1,429	1,274	1,183	1,311	1,553	1,425
Roundbottom Powellton	29	0	0	0	0	0	0	0
Total	**3,111**	**3,158**	**3,163**	**2,956**	**2,812**	**2,501**	**2,466**	**2,069**

Mine Name	2038	2039	2040	2041	2042	2043	2044	2045
Seng Creek Roundbottom UCG	0	0	0	0	0	0	0	0
Seng Creek UCG	296	316	360	311	337	24	0	0
Castle Peerless	0	0	0	0	0	0	0	0
Hunter Peerless	0	0	0	0	0	0	0	0
Checkmate Powellton	1,458	1,307	1,339	1,283	1,266	1,425	1,063	285
Roundbottom Powellton	0	0	0	0	0	0	0	0
Total	**1,754**	**1,623**	**1,699**	**1,593**	**1,602**	**1,448**	**1,063**	**285**

*LOM tonnage evaluated in the financial model includes 3.8 million tons for Castle Peerless underground mine, which failed to achieve positive economic results.

13.3 Mining Related Requirements

13.3.1 Underground

A mine plan with sequenced mining projections was prepared for each logical mining unit. For each mine plan, the appropriate number of production units is selected for the resource area, and a productivity level assigned, expressed in feet of advance per unit-shift of production. The productivity is based on the equipment and personnel configuration, mining height and expected physical conditions.

13.4 Required Equipment and Personnel

13.4.1 Underground Mines

13.4.1.1 Checkmate Powellton (Map 3)

The Powellton seam will be accessed by creating a mine bench along the outcrop. The location of the faceup will be at the site of the former Elk Run office building. Infrastructure is available nearby with adequate power, water, communication systems and product transportation. A punchout along the

MARSHALL MILLER & ASSOCIATES, INC. 47

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

outcrop above the Raw Coal Stockpile at the Chess Processing Plant will be used to belt the run of mine product directly to the plant.

The coal boundary will be recovered using four (4) continuous miner units. Each continuous miner unit will be configured as super sections with dual air splits and two continuous miners operating independently but sharing a common loading point on the conveyor belt system. The average seam thickness at the portal area is 9.32 feet while the remaining assignment averages 3.78 feet. The same complement of underground mining equipment will be utilized in both areas with the Komatsu Joy 14CM15 having the capability to reach the higher seam height while also being able to operate at 4.5 feet high in the lower seam areas by cutting out of seam dilution material for clearance.

A projected startup date of January 1, 2024 was used for this TRS. That date may change based on permitting requirements and rehabilitation work to bring the Chess Processing Plant online.

Operating life for this mine is forecast as 22 years for four production units. Future infrastructure costs for ventilation shafts, a new portal location, electrical power distribution and dewatering facilities have been included in the ongoing capital expenditures for this operation.

13.4.1.2 Roundbottom Powellton (Map 3)

The Roundbottom Powellton Mine operated from 2007 to early 2016. The remaining reserve is located just north of the original portals located on Roundbottom Branch of the Big Coal River. This TRS does not include the costs to rehabilitate the existing mine workings and conveyor systems. Instead, a new faceup on the outcrop immediately north of the original portals is proposed. These portals would also be located on Roundbottom Branch of the Big Coal River. Existing infrastructure at the site includes a paved access road, sediment ponds, electrical power lines and a sufficient area to serve as a stockpile area.

The existing environmental permits remain in effect. A revision to the existing permits will be needed to address the new portal area.

The remaining mining boundary will support one super section continuous miner unit for slightly more than six (6) years. The average seam height is 3.57 feet, and the continuous miner would operate at 4.5 feet high, taking out-of-seam dilution material to obtain the necessary mining height to operate the equipment. The TRS considers trucking the mine product 2.2 miles to the Chess Processing Preparation Plant.

The previous operation used a conveyor system that included an overland conveyor that spanned the Big Coal River Valley crossing West Virginia State Highway 3, the Big Coal River and the CSX railyard. The conveyor system continued through the Castle Mine underground workings and continued to the raw coal stockpile area of the Chess Processing Plant.

MARSHALL MILLER & ASSOCIATES, INC. 48

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

An image of the Roundbottom Powellton original portal area dated October 2019 follows.

Figure 13-1: Roundbottom Powellton Original Portal (October 2019)


Future Portal Area
Existing Portal Area
Google Earth
N
100 ft

An image of the Seng Creek facilities for Roundbottom Powellton dated October 2021 follows.

MARSHALL MILLER & ASSOCIATES, INC. 49

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 13-2: Seng Creek Facilities (October 2021)


Punchout from Roundbottom Powellton Mine
Conveyor from Hunter Peerless
Google Earth
Image © 2022 Airbus
N
300 ft

A ground image of the Seng Creek Portals for Roundbottom Powellton dated December 2022 follows.

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 13-3: Seng Creek Portals (December 2022)



13.4.1.3 Hunter Peerless (Map 2)

The Hunter Peerless Mine operated from 2009 to early 2016. The portals have been sealed but some of the surface infrastructure remains including the mine faceup, a stockpile area, a stockpile reclaim tunnel, access roads and sediment structures. The environmental permits remain in effect.

The facility transported its product by batch transport with an overland conveyor to a punchout from the Roundbottom Powellton Mine. Once on the Roundbottom Powellton conveyor system, the ROM product was transported to the Chess Processing Preparation Plant using the conveyor system through the Castle Mine.

The TRS makes the assumption that the existing workings would have deteriorated during the past several years to the point that re-supporting (roof bolting) the areas will be required. Also, the roof material being predominantly weaker shale material would have the tendency to weather and weaken which would create numerous areas where fallen rock material would require excavation and removal.

The approach to estimate the initial cost to bring the facility into an operating status involves rehabilitating small areas of the existing workings so that new mining could access barrier blocks that had not been mined. Two mining units utilizing super section arrangements where both continuous miners operate at the same time have been sequenced. One mining unit mines the remaining coal in

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Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

the northeast of the mining boundary while the second mining unit advances to the west by mining a barrier pillar and rehabilitating existing workings to reach the larger block of remaining coal boundary.

Dewatering will be addressed while rehabilitating the workings. Water pumping will be accomplished in-seam and discharged into old workings that have been undermined by the Powellton Seam workings. With the Roundbottom Powellton Mine having pillared below the Hunter Peerless Mine, water migrates to the lower seam and is eventually discharged at the Powellton Seam portals at Roundbottom Branch.

Favorable mining conditions had been historically encountered in the Hunter Peerless Mine. The average seam height in the remaining coal boundary averages 5.6 feet which provides adequate mining height for the underground mining equipment to operate efficiently.

An image of the Hunter Peerless portal area dated October 2021 follows.

Figure 13-4: Hunter Peerless Portal Area (October 2021)


Portal Area
Stockpile Area
Google Earth
Image © 2022 Airbus
500 ft
N

MARSHALL MILLER & ASSOCIATES, INC. 52

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 53 An image of the mine faceup dated December 2022 shows the facilities at the Hunter Peerless Mine. Figure 13-5: Hunter Peerless Mine (December 2022) 13.4.1.4 Castle Peerless (Map 2) The Castle Peerless Mine would be an underground mine accessed near the raw coal stockpiles at the Chess Processing Preparation Plant. For the financial model for this TRS, the mine boundary was accessed by an 8.5-degree decline slope and two vertical ventilation shafts to address the potential of acid mine drainage from up-dip mining the seam as seen in the original Castle Mine in similar conditions. The run-of-mine product would be transported by overland conveyor belt to the existing raw coal stockpiles. Two super section continuous miner units were used to model the mining with mining completing in approximately seven (7) years. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 54 13.4.1.5 Seng Creek Upper Cedar Grove (Map 1) The Seng Creek Cedar Grove area is located on Seng Creek of the Big Coal River, immediately north of the Roundbottom Powellton portals in Seng Creek. No environmental permits have been acquired for this proposed facility. The portal area would be reached by excavating an access road to the Upper Cedar Grove level and creating a contour bench. The excess material would be placed below the contour bench to create a stockpile area for the mine product. The mine will develop through an area of low coal to reach the body of the reserve. The mine would feature a single super section with two (2) continuous miners, two (2) roof bolters, three (3) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is placed in a stockpile before being loaded onto trucks to be hauled for a distance of 7.2 miles to the Chess Processing Preparation Plant. Operating life for the mine is forecast as 8 years – 6 months with one production section. 13.4.1.6 Roundbottom Upper Cedar Grove (Map 1) The Roundbottom Cedar Grove area is located on Roundbottom Branch of the Big Coal River. The faceup area is located upstream of the Roundbottom Powellton mine’s original portals. No environmental permits have been acquired for this proposed facility. The portal area would be reached by excavating an access road to the Upper Cedar Grove level and creating a contour bench. The excess material would be placed below the contour bench to create a stockpile area for the mine product. Existing infrastructure from the Roundbottom Powellton Mine, including a haul road and utilities, will be extended for use at Round Bottom Upper Cedar Grove. The mine would feature a single super section with two (2) continuous miners, two (2) roof bolters, three (3) shuttle cars, one (1) belt feeder, and one (1) scoop per section. Coal is extracted from the production face with the continuous miners and hauled to the mine conveyor in shuttle cars. At the conveyor belt, the coal is discharged from the shuttle cars onto a feeder breaker for transfer onto the conveyor. The conveyors carry the coal to the outside, where it is placed in a stockpile before being loaded onto trucks to be hauled for a distance of 2.8 miles to the Chess Processing Preparation Plant. Operating life for this mine is forecast as 5 years – 4 months for one production section.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 55 14 Processing and Recovery Methods 14.1 Description or Flowsheet The Elk Run Division currently includes the Chess Processing Preparation Plant in addition to the supporting mines. The plant was originally constructed in 1980 and received its latest upgrade in 1998.1 The facility was idled in early 2016 but has been secured from equipment removal and vandalism. Activity remains on the Property with an active equipment rebuild facility. The infrastructure includes four (4) distinct raw coal stockpiles and four (4) distinct clean coal stockpiles. The variety of stockpiles allows for different coal qualities to be segregated to create various blends to meet specific market orders for the metallurgical and thermal markets. Various coals can be blended from the raw stockpiles during processing to produce a clean product meeting final specification. Train loading from the clean coal stockpiles allows an opportunity for additional blending to occur before the product leaves the facility on the CSX Transportation System. The plant design feed rate is 2,200 short tons per hour. The plant itself includes separation equipment including a heavy media vessel, heavy media cyclones, froth flotation, spirals, centrifugal dryers, screens, pumps and sumps. The plant design feed rate is 2,200 tons per hour. Rehabilitation work will be necessary to bring the plant to operational status. From the site inspection, the major components such as the heavy media vessel, cyclones, screens, spirals and conveyor belts remain in place. MM&A included $12.3 million for capital required to refurbish the Elk Run plant based on budgetary estimates from Alpha. A crew of construction workers was observed on site during the site inspection on December 16, 2022. Example of existing equipment within the Chess Processing Preparation Plant during the December 16, 2022 site visit. 1 Coal Age Magazine, October 2015, Prep Plant Census Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 56 Figure 14-1: Chess Process Preparation Plant Existing Equipment Coarse and fine refuse are disposed at the Elk Run Impoundment and coarse refuse disposal site. The fine refuse slurry disposal is pumped to the impoundment structure which provides adequate fines storage capacity for 15 plus years of plant operation. The coarse refuse is transported by conveyor belts to disposal sites along the front face of the impoundment as well as areas above the impoundment pool. The flood railroad loadout is serviced by the CSX rail system. The loading tracks run from the CSX railyard past the Loadout. The facility can load a 150-car unit train in four hours. Coal is recovered by reclaim belts from either of the two (2) tunnels, each servicing two clean coal stockpile areas.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 57 Figure 14-2: Railcar Loading Facility on the December 2022 Site Visit Processes and equipment are typical of those used in the coal industry and are in use in nearly all plants in the Central Appalachian Basin. 14.2 Requirements for Energy, Water, Material and Personnel Personnel have historically been sourced from the surrounding communities in Raleigh, Kanawha, Fayette, and Boone Counties, and have proven to be adequate in numbers to conduct processing Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 58 operations at Elk Run. As mining is common in the surrounding areas, the workforce is generally familiar with mining practices, and many are experienced miners. Water is sourced locally from public water sources or rivers, and electricity is sourced from American Electric Power. The service industry in the areas surrounding the mine complex has historically provided supplies, equipment repairs and fabrication, etc. 15 Infrastructure Alpha’s Chess Processing preparation plant services the area with washed coal, which is transported via the CSX rail line at the plant’s loadout. Haul roads, primary roads, and conveyor belt systems account for transport from the various mine sites to the preparation plant. This practice will continue for future reserves. 15.1 Chess Processing Preparation Plant The preparation plant and associated refuse disposal areas have been established and maintained to provide a modern coal processing facility. The coal handling ability in both the raw coal and clean coal areas allows for separating different types of coals for servicing different customer’s needs. The existing blending capabilities and the variety of coal seams reporting to the facility allows for a custom coal to be provided. An aerial photo of the facility follows in Figure 15-1.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 59 Figure 15-1: Chess Processing Facilities Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 60 Figure 15-2: Chess Processing Raw Coal Facilities

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 15-3: Chess Processing Refuse Impoundment


Prep
Plant
Sylvester
Refuse Impoundment Crest
Impoundment Pool
Google Earth
1 mi
N

As new areas are developed, the infrastructure requirements will change. These changes have been considered in the LOM plans and financial model.

16 Market Studies

16.1 Market Description

The quality characteristics for the subject coal resources and coal reserves have been reviewed in detail by MM&A. The drill hole data were utilized to develop average coal quality characteristics for the mining site. These average coal quality characteristics were then utilized as the basis for determining the various markets into which the saleable coal will likely be placed.

The mine production serves the high-volatile metallurgical markets. A typical quality specification for the Elk Run products is as shown in *Table 16-1*.

MARSHALL MILLER & ASSOCIATES, INC. 61

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 16-1: Quality Specifications

	HVA
Ash (%)	5.94
Sulfur (%)	1.01
Volatile Matter (%)	32

16.2 Price Forecasts

Company-wide pricing data as provided by Alpha from third-party sources is described in *Table 16-2*. Note that not all products reflected in *Table 16-2* will apply to every business unit. The pricing data assumes a flat-line long-term realization of $130 to $151 per short ton port pricing, with an average of $115.09 per ton netback pricing reflective of the high-volatile product proposed to be sold at Elk Run. These estimates are based on long-term pricing published by third party sources and adjusted for quality and transportation. The netback pricing represents adjustments made to published benchmark pricing based on quality and transportation. A large majority of the coal sold by Alpha and their future Elk Run business group is shipped internationally as part of blended products from other business units within Alpha or sourced from other companies. These netback adjustments reflect these additional costs carried after the products leave the Elk Run business unit.

Table 16-2: Price Forecasts

Coal Quality	Market Pricing Per Ton (1) (2)
High-Vol. A	$151
High- Vol. B	$130
Mid-Vol.	$152
Low-Vol.	$152
Thermal	$140

(1) Market pricing shown on U.S. East Coast basis.
(2) Metallurgical and thermal pricing based on 10-year and 3-year average, respectively of forecasted pricing from pricing services.

16.3 Contract Requirements

Some contracts are necessary for successful marketing of the coal. For Elk Run, since all mining, preparation and marketing is done in-house, the remaining contracts required are:

> **Transportation** – Alpha contracts with the CSX Railroad to transport coal to market

> **Sales** – Sales contracts are a mix of spot and contract sales. With the volatility of the market, long-term contracts are not typically written.

MARSHALL MILLER & ASSOCIATES, INC. 62

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 63 17 Environmental Studies, Permitting and Plans, Negotiations or Agreements with Local Individuals 17.1 Results of Studies MM&A completed an environmental review in 2011 of the Massey properties acquired by Alpha, including those operations that were active at Elk Run at that time. The environmental review completed by MM&A included site inspections, reviews of historical records, database searches of State and Federal regulatory records and interviews to identify potential recognized environmental conditions (RECs) that may create environmental liability for the sites. While MM&A identified RECs during both studies, MM&A’s opinion was that those issues would not preclude the continued or future use of the properties as a coal mining/preparation venture. Based on this former ESA completed by MM&A, it is MM&A’s opinion that Elk Run has a generally typical coal industry record of compliance with applicable mining, water quality, and environmental laws. Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. 17.2 Requirements and Plans for Waste Disposal The existing refuse impoundment has a fines storage volume of approximately 12,378-acre feet at this time. A calculation was performed by MM&A’s staff based on the mine model production totals to determine the volume of refuse to be generated during the life of the project. The findings indicate: > There is approximately 12,378 Acre-Feet of fines storage available in the current impoundment pool. This represents approximately 24,263,000 tons of fines storage at 90 tons per cubic feet density. > The mine models indicate 34,682,200 tons of combined refuse production during the life of the project. At a 3-coarse ton to 1-fine ton refuse distribution, 8,670,551 tons of fines will be generated. > The existing impoundment pool will provide adequate storage for the refuse fines during the life of the project. > Coarse refuse storage is available within the permit perimeter to store the coarse refuse production during the life of the project. 17.3 Permit Requirements and Status All mining operations are subject to federal and state laws and must obtain permits to operate mines, coal preparation and related facilities, haul roads, and other incidental surface disturbances necessary for mining to occur. Permits generally require that the permittee post a performance bond in an Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 64 amount established by the regulatory program to provide assurance that any disturbance or liability created during mining operations is properly restored to an approved post-mining land use and that all regulations and requirements of the permits are fully satisfied before the bond is returned to the permittee. Significant penalties exist for any permittee who fails to meet the obligations of the permits including cessation of mining operations, which can lead to potential forfeiture of the bond. Any company, and its directors, owners and officers, which are subject to bond forfeiture can be denied future permits under the program.2 New permits or permit revisions will occasionally be necessary to facilitate the expansion or addition of new mining areas on the Property, such as amendments to existing permits and new permits for mining of reserve areas. Exploration permits also are required. Property under lease includes provisions for exploration among the terms of the lease. New or modified mining permits are subject to a public advertisement process and comment period, and the public is provided an opportunity to raise objections to any proposed mining operation. MM&A is not aware of any specific prohibition of mining on the subject property and given sufficient time and planning, Alpha should be able to secure new permits to maintain its planned mining operations within the context of current regulations. Necessary permits are in place to support current production on the Property, but future permits are required to maintain and expand production. Portions of the Property are located near local communities. Regulations prohibit mining activities within 300 feet of a residential dwelling, school, church, or similar structure unless written consent is first obtained from the owner of the structure. Where required, Alpha reports that such consents have been obtained where mining is proposed beyond the regulatory limits. Alpha has obtained all mining and discharge permits to operate its mines and processing, loadout or related facilities. MM&A is unaware of any obvious or current Alpha permitting issues that are expected to prevent the issuance of future permits. Elk Run, along with all coal producers, is subject to a level of uncertainty regarding future clean water permits due to United States Environmental Protection Agency (EPA) and United States Fish and Wildlife (USFW) involvement with state programs. The mining permits currently held by Elk Run are shown in Table 17-1. 2 Monitored under the Applicant Violator System (AVS) by the Federal Office of Surface Mining.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 17-1: Elk Run Mining Permits

Mine Name	Type	Permit	Status	Expires	Acres Disturbed	Acres Reclaimed	Acres Bonded
Elk Run	Coal Underground - Peerless	D-0021-82	*Inactive*	05/24/27	58.52	17.19	81.72
Blue Pennant/Twilight Haul Road	Haul road Only	O-5014-96	Active, Moving Coal	11/04/26	84.83	15.17	100.0
Chess Processing Coal Refuse	Refuse Disposal	O-5049-93	Inactive	03/07/25	362.2	81.76	563.99
Elk Run	Loadout Only	O-5078-91	Inactive	05/19/27	30.52	13.12	43.64
Elk Run	Preparation Plant	P-0470-00	Inactive	03/830/27	80.68	32.81	114.75
Elk Run	Coal Underground - Coalburg Seam	U-0663-00	Inactive	05/24/27	14.92	14	28.92
Roundbottom Deep Mine	Coal Underground – Powellton Seam	U-5503-05	Inactive	03/03/26	34.42	0	39.73
Black Knight II	Coal Underground – Kanawha BF MZ	U-5011-98	Inactive	09/28/23	96	0	96
Black Knight II	Coal Underground – No. 2 Gas	U-5014-98	Active – No Coal Removed	12/01/23	45.38	0	42.94
Hunter Peerless Deep Mine	Coal Underground - Peerless	U-5022-07	Inactive	08/08/23	14.47	0	37.59
Black King I	Coal Underground – Cedar Grove	U-5024-00	Inactive	06/19/27	47.21	0	47.21
Elk Run	Coal Underground - Peerless	U-6007-89	Inactive	07/28/24	1.38	0	4.19

17.4 Local Plans, Negotiations or Agreements

MM&A found no indication of agreements beyond the scope of Federal or State Regulations.

17.5 Mine Closure Plans

Applicable regulations require that mines be properly closed, and reclamation commenced immediately upon abandonment. In general, site reclamation includes removal of structures, backfilling, regrading, and revegetation of disturbed areas. For surface mines, the majority of the expense for backfilling and regrading is completed as part of ongoing mining operations, with only reclamation of final pits and HWM benches required at end-of-mine life. Sediment control is required during the establishment of vegetation, and bond release generally requires a minimum five-year period of site maintenance, water sampling, and sediment control following mine completion. This requirement is reduced to two years for certain operations involving re-mining. Reclamation of underground mines includes closure and sealing of mine openings such as portals and shafts in addition to the items listed above.

Estimated costs for mine closure, including water quality monitoring during site reclamation, are included in the financial models. As with all mining companies, an accretion calculation is performed annually so the necessary Asset Retirement Obligations (*ARO*) can be shown as a Liability on the Balance Sheet.

MARSHALL MILLER & ASSOCIATES, INC. 65

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

17.6 Qualified Person's Opinion

The Elk Run complex was an operating facility and idled in 2015. Permits necessary to resume production are issued or are expected to be issued to meet the LOM plan. MM&A knows of no reason that any permit revisions or new permits that may be required cannot be obtained.

Estimated expenditures for site closure and reclamation are included in the financial model for this site.

18 Capital and Operating Costs

18.1 Capital Cost Estimate

The production sequence selected for a property must consider the proximity of each reserve area to coal preparation plants, river docks and/or railroad loading points, along with suitability of production equipment to coal seam conditions. The in-place infrastructure was evaluated, and any future needs were planned to a level suitable for a Preliminary Feasibility Study and included in the Capital Forecast.

Alpha provided MM&A with information related to the number of currently operating production units at Elk Run. MM&A's capital schedules assume that major equipment rebuilds occur over the course of each machine's remaining assumed operating life. Replacement equipment was scheduled based on MM&A's experience and knowledge of mining equipment and industry standards with respect to the useful life of such equipment. As one mine is depleted, the equipment is moved to its replacement.

The capital expenditures tables detail costs for major equipment and infrastructure such as conveyor belt terminal groups. "Other" costs include expenditures for mine access and construction, mine extension capital and miscellaneous costs. A summary of the estimated capital for the consolidated Elk Run operations is provided in *Figure 18-1* below. Total capital by mine is summarized in *Table 18-1*.

MARSHALL MILLER & ASSOCIATES, INC. 66

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 18-1: Projected Capital Expenditures – Consolidated Elk Run Operations


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Table 18-1: Summary of Capital Expenditures Schedule by Mine

Item	Total	2022	2023	2024	2025	2026	2027	2028
Seng Creek Roundbottom UCG	**$19,559**	$0	$0	$0	$0	$0	$0	$0
Seng Creek UCG	**$26,041**	$0	$0	$0	$0	$0	$0	$0
Castle Peerless	**$92,380**	$0	$0	$0	$0	$0	$59,047	$17,922
Hunter Peerless	**$65,883**	$0	$0	$0	$0	$0	$21,459	$17,922
Checkmate Powellton	**$334,504**	$0	$17,578	$53,766	$36,896	$19,870	$0	$13,135
Roundbottom Powellton	**$32,163**	$0	$21,760	$0	$0	$0	$4,320	$6,083
Total	**$570,530**	**$0**	**$39,338**	**$53,766**	**$36,896**	**$19,870**	**$84,826**	**$55,063**

Item	2029	2030	2031	2032	2033	2034	2035	2036
Seng Creek Roundbottom UCG	$0	$6,023	$4,320	$0	$9,215	$0	$0	$0
Seng Creek UCG	$0	$0	$0	$0	$0	$7,043	$4,320	$0
Castle Peerless	$0	$0	$4,320	$10,403	$688	$0	$0	$0
Hunter Peerless	$0	$0	$4,320	$10,403	$6,771	$688	$4,320	$0
Checkmate Powellton	$18,414	$10,479	$2,073	$18,344	$4,320	$36,249	$10,945	$31,020
Roundbottom Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$18,414**	**$16,503**	**$15,033**	**$39,151**	**$20,994**	**$43,980**	**$19,585**	**$31,020**

Item	2037	2038	2039	2040	2041	2042	2043	2044
Seng Creek Roundbottom UCG	$0	$0	$0	$0	$0	$0	$0	$0
Seng Creek UCG	$6,790	$0	$7,888	$0	$0	$0	$0	$0
Castle Peerless	$0	$0	$0	$0	$0	$0	$0	$0
Hunter Peerless	$0	$0	$0	$0	$0	$0	$0	$0
Checkmate Powellton	$9,264	$688	$6,684	$33,772	$11,005	$0	$0	$0
Roundbottom Powellton	$0	$0	$0	$0	$0	$0	$0	$0
Total	**$16,054**	**$688**	**$14,572**	**$33,772**	**$11,005**	**$0**	**$0**	**$0**

MARSHALL MILLER & ASSOCIATES, INC. 67

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

18.2 Operating Cost Estimate

Alpha provided historical costs and budgeted projections of operating costs for its active mines in West Virginia for MM&A's review. MM&A used the historical and/or budget cost information as a reference and developed a personnel schedule for the mine. Hourly labor rates and salaries were based upon information contained in Alpha's financial summaries. Fringe benefit costs were developed for vacation and holidays, federal and state unemployment insurance, retirement, workers' compensation and pneumoconiosis, casualty and life insurance, healthcare and bonuses. A cost factor for mine supplies was developed that relates expenditures to mine advance rates for roof control costs and other mine supply costs based on the historical cost data provided by Alpha. Other factors were developed for maintenance and repair costs, rentals, mine power, outside services, coal preparation plant processing, refuse handling, coal loading, property taxes, and insurance and bonding and other direct mining costs.

Appropriate royalty rates were assigned for production from leased coal lands and sales taxes were calculated for state severance taxes, the federal black lung excise tax, and federal and state reclamation fees.

Statutory sales-related costs are summarized in *Table 18-2*.

Table 18-2: Estimated Coal Production Taxes and Sales Costs

Description of Tax or Sales Cost	Basis of Assessment	Cost
Federal Black Lung Excise Tax - Underground	Per Ton	$1.10
Federal Reclamation Fees – Underground	Per Ton	$0.12
West Virginia Reclamation Tax - Underground	Per Ton	$0.279
West Virginia Severance Tax	Percentage of Revenue	1 to 5%
Royalties - Underground	Percentage of Revenue	6.0%

Notes: 1. Federal black lung excise tax is paid only on coal sold domestically. MM&A assumed 50% of sales will be into domestic market.

A summary of the projected operating costs for the consolidated Elk Run operations is provided in *Figure 18-2*.

MARSHALL MILLER & ASSOCIATES, INC. 68

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 69 Figure 18-2: Elk Run Operating Costs 19 Economic Analysis 19.1 Economic Evaluation 19.1.1 Introduction The pre-feasibility financial model prepared for this TRS was developed to test the economic viability of each coal resource area. The results of this financial model are not intended to represent a bankable feasibility study, required for financing of any current or future mining operations contemplated for the Alpha properties, but are intended to establish the economic viability of the estimated coal reserves. Cash flows are simulated on an annual basis based on projected production from the coal reserves. The discounted cash flow analysis presented herein is based on an effective date of January 1, 2023. On an un-levered basis, the NPV of the project cash flow after taxes represents the Enterprise Value of the project. The project cash flow, excluding debt service, is calculated by subtracting direct and indirect operating expenses and capital expenditures from revenue. Direct costs include labor, operating supplies, maintenance and repairs, facilities costs for materials handling, coal preparation, refuse disposal, coal loading, reclamation and general and administrative costs. Indirect costs include statutory and legally agreed upon fees related to direct extraction of the mineral. The indirect costs Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 70 are the Federal black lung tax, Federal and State reclamation taxes, property taxes, coal production royalties, and income taxes. The Alpha mines’ historical costs provided a useful reference for MM&A’s cost estimates. The operations are projected on a calendar year basis. MM&A’s projection of annual sales tonnage is summarized in the chart below. While all Alpha coal resource properties deemed by MM&A to have potential for classification as coal reserves were evaluated as part of the economic model, some of those resource areas were determined to be uneconomical in the current market and were therefore excluded from coal reserves as discussed below. Figure 19-1: Projection of Sales Tons Sales revenue is based on the coal price information provided to MM&A by Alpha. Only the revenue from Alpha’s captive mining operations is included in the financial model used for this TRS. The P&L projections of the individual mines of Alpha’s Elk Run operations are then consolidated into a P&L and cash flow schedule for further testing of the economics. Projected debt service is excluded from the P&L and cash flow model in order to determine Enterprise Value of the aggregated entity. The financial model expresses coal sales prices, operating costs, and capital expenditures in current day dollars without adjustment for inflation. Capital expenditures and reclamation costs are included based

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

on engineering estimates for each mine by year. MM&A also included an estimate of administrative costs in the financial projections.

Alpha will pay royalties for the various current and projected operations. The royalty rates vary by location as provided by Alpha. The royalty rates were assumed to be 6.0% of the sales revenue.

The projection model also includes consolidated income tax calculations at Alpha's Elk Run Division level, incorporating statutory depletion calculations, as well as state income taxes, and a federal tax rate of 21%. To the extent the Alpha mines generate net operating losses for tax purposes, the losses are carried over to offset future taxable income from Alpha mines. The terms "cash flows" and "project cash flows" used in this report refer to after-tax cash flows.

Alpha's projected consolidated annual revenue for the Elk Run operations is shown in the chart below:

Figure 19-2: Consolidated Annual Revenue


$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
$ Thousands
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
Year

Projected consolidated revenue, cash costs, and EBITDA for the Elk Run operations are expressed in dollars per ton in the graph below.

Marshall Miller & Associates, Inc. 71

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-3: Revenue, Cash Costs, and EBITDA


$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
$ per Ton
Revenue
Cash Costs
EBITDA
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045

The above chart shows an average LOM revenue of $115 per ton, cash costs of $80 to $96 per ton and EBITDA of $21 to $35 per ton at steady state. Positive EBITDA per ton averages $26.13 per ton over the life of the operations.

Table 19-1 shows LOM tonnage, P&L, and EBITDA for each Alpha mine at Elk Run.

Table 19-1: Life-of-Mine Tonnage, P&L before Tax, and EBITDA

	LOM Tonnage	LOM Pre-Tax P&L	P&L Per Ton	LOM EBITDA	EBITDA Per Ton
Seng Creek Roundbottom UCG	1,946	$54,240	$27.87	$69,760	$35.85
Seng Creek UCG	2,711	$35,429	$13.07	$63,355	$23.37
Castle Peerless*	3,880	($53,107)	$(13.69)	$30,482	$7.86
Hunter Peerless	6,889	$119,511	$17.35	$187,136	$27.16
Checkmate Powellton	28,457	$397,534	$13.97	$796,453	$27.99
Roundbottom Powellton	1,438	$6,468	$4.50	$37,263	$25.91
Grand Total	**45,322**	**$560,075**	**$12.36**	**$1,184,449**	**$26.13**

Note: * This resource area failed to achieve positive results in the economic evaluation. Therefore, the coal tons forecasted from this mine have been excluded from the estimate of coal reserves in this TR.

As shown in *Table 19-1,* all of the mines analyzed show positive EBITDA over the LOM. Overall, the Alpha consolidated Elk Run operations show positive LOM P&L and EBITDA of $560.1 million and $1.2 billion, respectively.

A breakdown of projected EBITDA for the consolidated Elk Run operations is shown in the chart below:

Marshall Miller & Associates, Inc. 72

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Figure 19-4: Annual EBITDA


$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$-
$(10)
EBITDA $ MM
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
2041
2042
2043
2044
2045
2046
2047
2048
2049
2050
Year

19.1.2 Cash Flow Summary

Alpha's consolidated Elk Run cash flow summary in constant dollars, excluding debt service, is shown in *Table 19-2* below.

Table 19-2: Project Cash Flow Summary (000)

	Total	YE 12/31 2022	YE 12/31 2023	YE 12/31 2024	YE 12/31 2025	YE 12/31 2026	YE 12/31 2027
Production & Sales tons	45,322	0	0	1,170	1,720	1,634	1,581
Total Revenue	$5,216,337	$0	$0	$138,964	$204,202	$194,013	$187,716
EBITDA	$1,184,449	$0	$0	$35,941	$45,599	$40,765	$40,877
Net Income	$452,808	$0	$0	$14,073	$18,971	$13,224	$12,968
Net Cash Provided by Operating Activities	$1,077,183	$0	$0	$24,271	$40,596	$41,247	$40,759
Purchases of Property, Plant, and Equipment	($570,530)	$0	($39,338)	($53,766)	($36,896)	($19,870)	($84,826)
Net Cash Flow	$506,653	$0	($39,338)	($29,496)	$3,700	$21,376	($44,067)

	YE 12/31 2028	YE 12/31 2029	YE 12/31 2030	YE 12/31 2031	YE 12/31 2032	YE 12/31 2033	YE 12/31 2034
Production & Sales tons	2,876	3,036	3,111	3,158	3,163	2,956	2,812
Total Revenue	$328,946	$345,204	$351,642	$356,371	$356,996	$332,996	$316,456
EBITDA	$73,548	$78,849	$77,282	$81,276	$84,374	$66,675	$58,677
Net Income	$20,349	$22,774	$24,560	$34,526	$35,312	$20,132	$19,108
Net Cash Provided by Operating Activities	$62,685	$74,622	$74,946	$73,157	$76,425	$65,419	$57,910
Purchases of Property, Plant, and Equipment	($55,063)	($18,414)	($16,503)	($15,033)	($39,151)	($20,994)	($43,980)
Net Cash Flow	$7,622	$56,208	$58,443	$58,124	$37,274	$44,425	$13,930

MARSHALL MILLER & ASSOCIATES, INC. 73

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

	YE 12/31 2035	YE 12/31 2036	YE 12/31 2037	YE 12/31 2038	YE 12/31 2039	YE 12/31 2040	YE 12/31 2041
Production & Sales tons	2,501	2,466	2,069	1,754	1,623	1,699	1,593
Total Revenue	$284,231	$283,075	$238,801	$205,145	$189,341	$197,867	$185,875
EBITDA	$70,792	$86,162	$62,770	$49,797	$39,550	$46,457	$36,773
Net Income	$36,031	$49,229	$29,584	$23,368	$14,642	$15,177	$11,903
Net Cash Provided by Operating Activities	$62,744	$74,518	$62,808	$48,719	$39,758	$42,051	$37,352
Purchases of Property, Plant, and Equipment	($19,585)	($31,020)	($16,054)	($688)	($14,572)	($33,772)	($11,005)
Net Cash Flow	$43,158	$43,498	$46,754	$48,031	$25,186	$8,279	$26,347

	YE 12/31 2042	YE 12/31 2043	YE 12/31 2044	YE 12/31 2045	YE 12/31 2046	YE 12/31 2047	YE 12/31 2048
Production & Sales tons	1,602	1,448	1,063	285	0	0	0
Total Revenue	$186,663	$171,732	$126,254	$33,850	$0	$0	$0
EBITDA	$38,518	$41,894	$24,649	$7,182	($2,263)	($899)	($453)
Net Income	$15,505	$22,284	$10,711	($3,702)	($4,525)	($1,799)	($905)
Net Cash Provided by Operating Activities	$36,969	$39,530	$27,376	$15,180	($25,095)	($8,382)	($4,216)
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	$36,969	$39,530	$27,376	$15,180	($25,095)	($8,382)	($4,216)

	YE 12/31 2049	YE 12/31 2050	YE 12/31 2051	YE 12/31 2052	YE 12/31 2053	YE 12/31 2054	YE 12/31 2055
Production & Sales tons	0	0	0	0	0	0	0
Total Revenue	$0	$0	$0	$0	$0	$0	$0
EBITDA	($228)	($117)	$0	$0	$0	$0	$0
Net Income	($456)	($235)	$0	$0	$0	$0	$0
Net Cash Provided by Operating Activities	($2,083)	($2,083)	$0	$0	$0	$0	$0
Purchases of Property, Plant, and Equipment	$0	$0	$0	$0	$0	$0	$0
Net Cash Flow	($2,083)	($2,083)	$0	$0	$0	$0	$0

Note:
* The Castle II (Peerless) resource area failed to achieve positive results in the economic evaluation. Therefore, the coal tons forecasted from this mine have been excluded from the estimate of coal reserves in this TR.

Consolidated cash flows are driven by annual sales tonnage, which grows from 1.2 million tons in 2024 to a peak of nearly 3.2 million tons in 2032. Between years 2033 and 2037, sales range from 2.1 million to 3.0 million tons and between years 2038-2045, sales range from 0.3 million tons to 1.8 million tons. Projected consolidated revenue grows from $139 million in 2024 to a peak of $357 million in 2032. Revenue totals $5.2 billion for the project's life.

Consolidated cash flow from operations is positive throughout the projected operating period, with the exception of post-production years, due to end-of-mine reclamation spending. Consolidated cash flow from operations peaks at $76.4 million in 2032 and totals $1.1 billion over the project life. Capital expenditures total $234.7 million during the first five years and $570.5 million over the project's life.

Consolidated Elk Run net cash flow after tax, but before debt service, is shown by year in the chart below:

MARSHALL MILLER & ASSOCIATES, INC. 74

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 75 Figure 19-5: Net Cash Flow after Tax (Before Debt Service) LOM Net cash flow is positive for this project. The cash flows after year 2045 are generally related to end of mine reclamation expenditures, which are accrued over the life of the mines. 19.1.3 Discounted Cash Flow Analysis Cash flow after tax, but before debt service, generated over the life of the project was discounted to NPV at a 15.04% discount rate, which represents MM&A’s estimate of the constant dollar, risk adjusted WACC for likely market participants if the subject reserves were offered for sale. On an un-levered basis, the NPV of the project cash flows represents the Enterprise Value of the project and amounts to $54.9 million. Alpha is an active producer, and the financial model shows positive net cash flow for each year of the operating life of the Elk Run reserves. The pre-feasibility financial model prepared for the TRS was developed to test the economic viability of each coal resource area. The NPV estimate was made for the purpose of confirming the economics for classification of coal reserves and not for purposes of valuing Alpha or its Elk Run assets. Mine plans were not optimized, and actual results of the operations may be different, but in all cases, the mine production plan assumes the properties are under competent management. 19.1.4 Sensitivity Analysis Sensitivity of the NPV results to changes in the key drivers is presented in the chart below. The sensitivity study shows the NPV at the 15.04% discount rate when Base Case sales prices, operating Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 76 costs, capital costs and discount rate are increased and decreased in increments of 5% within a +/- 15% range. Figure 19-6: Sensitivity of NPV As shown, NPV is quite sensitive to changes in sales price and operating cost estimates, and slightly sensitive to changes in capital cost estimates. 20 Adjacent Properties 20.1 Information Used No Proprietary information associated with third-party neighboring properties was used as part of this study. Alpha’s Marfork properties and operations join Elk Run’s properties southern boundary. Drill hole databases and geologic models encompass both properties and there is no physical separation line between the properties. In multiple cases, certain reserve production could be sent to either of the operations preparation plants.

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 77 21 Other Relevant Data and Information MM&A performed a previous evaluation of the Property in year 2021 for reserves effective as of December 31, 2021, for Alpha based on SEC S-K 1300 standards. Elk Run was previously included in Alpha’s MWVUG (currently referred to as Marfork) TRS dated December 31, 2021 and MM&A utilized this evaluation as the basis for the December 31, 2022 TRS. 22 Interpretation and Conclusions 22.1 Conclusion Sufficient data has been obtained through various exploration and sampling programs and mining operations to support the geological interpretations of seam structure and thickness for coal horizons situated on the Elk Run Property. The data is of sufficient quantity and reliability to reasonably support the coal resource and coal reserve estimates in this TRS. The geological data and preliminary feasibility study, which consider mining plans, revenue, and operating and capital cost estimates are sufficient to support the classification of coal reserves provided herein. This geologic evaluation conducted in conjunction with the preliminary feasibility study is sufficient to conclude that the 41.4 Mt of marketable coal reserves identified on the Property are economically mineable under reasonable expectations of market prices for metallurgical coal products, estimated operation costs, and capital expenditures. 22.2 Risk Factors Risks have been identified for operational, technical and administrative subjects addressed in the Pre- Feasibility Study. A risk matrix has been constructed to present the risk levels for all the risk factors identified and quantified in the risk assessment process. The risk matrix and risk assessment process are modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360). The purpose of the characterization of the project risk components is to inform the project stakeholders of key aspects of the Alpha projects that can be impacted by events whose consequences can affect the success of the venture. The significance of an impacted aspect of the operation is directly related to both the probability of occurrence and the severity of the consequences. The initial risk for a risk factor is herein defined as the risk level after the potential impact of the risk factor is addressed by competent and prudent management utilizing control measures readily available. Residual risk for a risk factor is herein defined as the risk level following application of special mitigation measures if Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 78 management determines that the initial risk level is unacceptable. Initial risk and residual risk can be quantified numerically, derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk. The probability and consequence parameters are subjective numerical estimates made by practiced mine engineers and managers. Both are assigned values from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products, which define the Risk Level, are classified from very low to very high. Risk Level Table (R = P x C) Risk Level (R) Very Low (1 to 2) Low (3 to 5) Moderate (6 to 11) High (12 to 19) Very High (20 to 25) Risk aspects identified and evaluated during this assignment total 13. No residual risks are rated Very High. Three (3) residual risks are rated High. Six (6) of the risk aspects could be associated with Moderate residual risk. Four (4) of the risk aspects were attributed Low or Very Low residual risks. 22.2.1 Governing Assumptions The listing of the aspects is not presumed to be exhaustive. Instead that listing is presented based on the experiences of the contributors to the TRS. 1. The probability and consequence ratings are subjectively assigned, and it is assumed that this subjectivity reasonably reflects the condition of the active and projected mine operations. 2. The Control Measures shown in the matrices presented in this chapter are not exhaustive. They represent a condensed collection of activities that the author of the risk assessment section has observed to be effective in coal mining scenarios. 3. Mitigation Measures listed for each risk factor of the operation are not exhaustive. The measures listed, however, have been observed by the author to be effective. 4. The monetary values used in ranking the consequences are generally-accepted quantities for the coal mining industry. 22.2.2 Limitations The risk assessment proposed in this report is subject to the limitations of the information currently collected, tested, and interpreted at the time of the writing of the report.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

22.2.3 Methodology

The numerical quantities (i.e., risk levels) attributable to either "initial" or "residual" risks are derived by the product of values assigned to probability and consequence ranging from very low risk to very high risk.

$$R = P \times C$$

Where: R = Risk Level
P = Probability of Occurrence
C = Consequence of Occurrence

The Probability (P) and Consequence (C) parameters recited in the formula are subjective numerical estimates made by practiced mine engineers and managers. Both P and C are assigned integer values ranging from 1 to 5 for which the value 1 represents the lowest probability and least consequence, and the value 5 represents the highest probability and greatest consequence. The products (R = P x C) which define the Risk Level, are thereafter classified from very low to very high.

Risk Level Table

Risk Level (R)
Very Low (1 to 2)
Low (3 to 5)
Moderate (6 to 11)
High (12 to 19)
Very High (20 to 25)

Very high initial risks are considered to be unacceptable and require corrective action well in advance of project development. In short, measures must be applied to reduce very high initial risks to a tolerable level.

As shown and discussed above, after taking into account the operational, technical, and administrative actions that have been applied or are available for action when required, the residual risk can be determined. The residual risk provides a basis for the management team to determine if the residual risk level is acceptable or tolerable. If the risk level is determined to be unacceptable, further actions should be considered to reduce the residual risk to acceptable or tolerable levels to provide justification for continuation of the proposed operation.

22.2.4 Development of the Risk Matrix

Risks have been identified for the technical, operational, and administrative subjects addressed in the TRS. The risk matrix and risk assessment process is modelled to that presented in the Australian and New Zealand Standard on Risk Management (AS/NZS 4360).

MARSHALL MILLER & ASSOCIATES, INC. 79

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

22.2.4.1 Probability Level Table

Table 22-1: Probability Level Table

Category	Probability Level (P)		
1	Remote	Not likely to occur except in exceptional circumstances.	<10%
2	Unlikely	Not likely to occur; small in degree.	10 - 30%
3	Possible	Capable of occurring.	30 - 60%
4	Likely	High chance of occurring in most circumstances.	60 - 90%
5	Almost Certain	Event is expected under most circumstances; impossible to avoid.	>90%

The lowest rated probability of occurrence is assigned the value of 1 and described as remote, with a likelihood of occurrence of less than 10 percent. Increasing values are assigned to each higher probability of occurrence, culminating with the value of 5 assigned to incidents considered to be almost certain to occur.

22.2.4.2 Consequence Level Table

Table 22-2 lists the consequence levels.

MARSHALL MILLER & ASSOCIATES, INC. 80

Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 81 Table 22-2: Consequence Level Table Correlation of Events in Key Elements of the Project Program to Event Severity Category Category Severity of the Event Financial Impact of the Event Unplanned Loss of Production (Impact on Commercial Operations) Events Impacting on the Environment Events Affecting the Program’s Social and Community Relations Resultant Regulatory / Sovereign Risk Events Affecting Occupational Health & Safety 1 Insignificant < USD $0.5 million ≤ 12 hours Insignificant loss of habitat; no irreversible effects on water, soil and the environment. Occasional nuisance impact on travel. Event recurrence avoided by corrective action through established procedures (Engineering, guarding, training). 2 Minor USD $0.5 million to $2.0 million ≤ 1 day No significant change to species populations; short- term reversible perturbation to ecosystem function. Persistent nuisance impact on travel. Transient adverse media coverage. First aid – lost time. Event recurrence avoided by corrective action thought established procedures. 3 Moderate USD $2.0 million to $10.0 million ≤ 1 week Appreciable change to species population; medium-term (≤10 years) detriment to ecosystem function. Measurable impact on travel and water/air quality. Significant adverse media coverage / transient public outrage. Uncertainty securing or retaining essential approval / license. Medical Treatment – permanent incapacitation Avoiding event recurrence requires modification to established corrective action procedures. Change to regulations (tax; bonds; standards). 4 Major USD $10.0 million to $50.0 million 1 to 2 weeks Change to species population threatening viability; long-term (>10 years) detriment to ecosystem function. Long-term, serious impact on travel and use of water resources; degradation of air quality; sustained and effective public opposition. Suspension / long-delay in securing essential approval / license. Fatality. Avoiding event recurrence requires modification to established corrective action procedures and staff retraining. Change to laws (tax; bonds; standards). 5 Critical >USD $50.0 million >1 month Species extinction; irreversible damage to ecosystem function. Loss of social license. Withdraw / failure to secure essential approval / license. Multiple fatalities. Avoiding event recurrence requires major overhaul of policies and procedures. Alpha Metallurgical Resources, Inc. Statement of Coal Resources and Reserves for the Elk Run Underground Complex in Accordance with United States SEC Standards as of December 31, 2022 Central Appalachian Coal Basin West Virginia, USA MARSHALL MILLER & ASSOCIATES, INC. 82 The lowest rated consequence is assigned the value of 1 and is described as Insignificant Consequence with parameters that include non-reportable safety incidents with zero days lost accidents, no environmental damage, loss of production or systems for less than one week and cost of less than USD $0.5 million. Increasing values are assigned to each higher consequence, culminating with the value of 5 assigned to critical consequences, the parameters of which include multiple-fatality accidents, major environmental damage, and loss of production or systems for longer than one month and cost of greater than USD $50.0 million. Composite Risk Matrix R = P x C and Color-Code Convention The risk level, defined as the product of probability of occurrence and consequence, ranges in value from 1 (lowest possible risk) to 25 (maximum risk level). The values are color-coded to facilitate identification of the highest risk aspects. Table 22-3: Risk Matrix P x C = R Consequence (C) Insignificant Minor Moderate Major Critical 1 2 3 4 5 P ro b ab ili ty L ev el ( P ) Remote 1 1 2 3 4 5 Unlikely 2 2 4 6 8 10 Possible 3 3 6 9 12 15 Likely 4 4 8 12 16 20 Almost Certain 5 5 10 15 20 25 22.2.5 Categorization of Risk Levels and Color Code Convention Very high risks are considered to be unacceptable and require corrective action. Risk reduction measures must be applied to reduce very high risks to a tolerable level. 22.2.6 Description of the Coal Property The Elk Run complex is located in Boone County, West Virginia and is currently an inactive operation. The underground reserve operations are scheduled to utilize continuous mining production sections. This method provides continuity, preserving skilled work groups and enabling effective utilization of existing production equipment. The projected mines are located mostly above drainage and as such are accessed via portals with drifts.

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

22.2.7 Summary of Residual Risk Ratings

Each risk factor is numbered, and a risk level for each is determined by multiplying the assigned probability by the assigned consequence. The risk levels are plotted on a risk matrix to provide a composite view of the Alpha risk profile. The average risk level is 6.6, which is defined as Moderate.

Table 22-4: Risk Assessment Matrix

Consequence		<10% Remote	10-30% Unlikely	30-60% Possible	60-90% Likely	>90% Almost Certain
Critical	>$50 MM					
Major	$10-50MM	9			6	
Moderate	$2-10 MM	1, 12	2, 4, 8, 14	3		
Minor	$0.5-$2 MM			13	5, 7, 10	
Low	<$0.5 MM			11		

22.2.8 Risk Factors

A high-level approach is utilized to characterize risk factors that are generally similar across a number of the active and proposed mining operations. Risk factors that are unique to a specific operation or are particularly noteworthy are addressed individually.

22.2.8.1 Geological and Coal Resource

Coal mining is accompanied by risk that, despite exploration efforts, mining areas will be encountered where geological conditions render extraction of the resource to be uneconomic, or that coal quality characteristics disqualify the product for sale into target markets.

Offsetting the geological and coal resource risk are the size of the controlled property which allows flexibility in the selection of mine areas away from areas where coal quality and mineability are less favorable. In addition, many of the underground mines are designed to operate with multiple production sections each, which lessens the immediate impact when one section encounters difficulties. The large reserve areas also provide a mitigation strategy of varying the timing of development of mines to offset expected or encountered adverse conditions, thereby maintaining consistent production and quality. This flexibility requires additional extension or development cost but increases performance consistency.

MARSHALL MILLER & ASSOCIATES, INC. 83

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

The larger reserve areas will be developed with multiple production sections and the small, replacement production reserve areas provide ready access to alternative locations if geological and coal resource characteristics require abandonment of an active production area.

Table 22-5: Geological and Coal Resource Risk Assessment (Risks 1 and 2)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Recoverable coal tons recognized to be significantly less than previously estimated.	Reserve base is adequate to serve market commitments and respond to opportunities for many years. Local adverse conditions may increase frequency and cost of production unit relocations.	Previous and ongoing exploration and extensive regional mining history provide a high level of confidence of coal seam correlation, continuity of the coal seams, and coal resource tons.	1	4	**4**	Optimize mine plan to increase resource recovery; develop mine plan to provide readily available alternate mining locations to sustain expected production level.	1	3	**3**
Coal quality locally proves to be lower than initially projected.	If uncontrolled, production and sale of coal that is out of specification can result in rejection of deliveries, cancellation of coal sales agreements and damage to reputation.	Exploration and vast experience and history in local coal seams provide confidence in coal quality; limited excursions can be managed with careful product segregation and blending.	2	5	**10**	Develop mine plan to provide readily available alternate mining locations to sustain expected production level; modify coal sales agreements to reflect coal quality.	2	3	**6**

22.2.8.2 Environmental

Water quality and other permit requirements are subject to modification and such changes could have a material impact on the capability of the operator to meet modified standards or to receive new permits and modifications to existing permits. Permit protests may result in delays or denials to permit applications.

Environmental standards and permit requirements have evolved significantly over the past 50 years and to-date, mining operators and regulatory bodies have been able to adapt successfully to evolving environmental requirements.

MARSHALL MILLER & ASSOCIATES, INC. 84

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 22-6: Environmental (Risks 3 and 4)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Environmental performance standards are modified in the future.	Delays in receiving new permits and modifications to existing permits; cost of testing and treatment of water and soils	Work with regulatory agencies to understand and influence final standards; implement testing, treatment and other actions to comply with new standards.	3	4	12	Modify mining and reclamation plans to improve compliance with new standards while reducing cost of compliance.	3	3	9
New permits and permit modifications are increasingly delayed or denied.	Interruption of production and delayed implementation of replacement production from new mines.	Comply quickly with testing, treatment and other actions required; continue excellent compliance performance within existing permits.	2	4	8	Establish and maintain close and constructive working relationships with regulatory agencies, local communities and community action groups.	2	3	6

22.2.8.3 Regulatory Requirements

Federal and state health and safety regulatory agencies occasionally amend mine laws and regulations. The impact is industry wide. Mining operators and regulatory agencies have been able to adapt successfully to evolving health and safety requirements.

Table 22-7: Regulatory Requirements (Risk 5)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Federal and state mine safety and health regulatory agencies amend mine laws and regulations.	Cost of training, materials, supplies and equipment; modification of mine examination and production procedures; modification of mining plans.	Participate in hearings and workshops when possible to facilitate understanding and implementation; work cooperatively with agencies and employees to facilitate implementation of new laws and regulations.	4	3	12	Familiarity and experience with new laws and regulations results in reduced impact to operations and productivity and improved supplies and equipment options.	4	2	8

22.2.8.4 Market and Transportation

Most of the current and future production is expected to be directed to domestic and international metallurgical markets. Historically, the metallurgical markets have been cyclical and highly volatile.

MARSHALL MILLER & ASSOCIATES, INC. 85

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

Table 22-8: Market and Transportation (Risk 6)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Volatile coal prices drop precipitously.	Loss of revenue adversely affects profitability; reduced cash flow may disrupt capital expenditures plan.	Cost control measures implemented; capital spending deferred.	4	5	20	High-cost operations closed, and employees temporarily furloughed.	4	4	16

Occasional delay or interruption of rail, river and terminals service may be expected. The operator can possibly minimize the impact of delays by being a preferred customer by fulfilling shipment obligations promptly and maintaining close working relationships.

Table 22-9: Market and Transportation (Risk 7)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Rail or river transport is delayed; storage and shipping access at river and ocean terminals is not available.	Fulfillment of coal sales agreements delayed; limited coal storage at mines may increase cost of rehandling; production may be temporarily idled.	Provide adequate storage capacity at mines; coordinate continuously with railroad and shipping companies to respond quickly and effectively to changing circumstances.	4	3	12	Provide back-up storage facility along with personnel, equipment and rehandle plan to sustain production and fulfill sales obligations timely.	4	2	8

22.2.8.5 Mining Plan

Occupational health and safety risks are inherent in mining operations. Comprehensive training and retraining programs, internal safety audits and examinations, regular mine inspections, safety meetings, along with support of trained fire brigades and mine rescue teams are among activities that greatly reduce accident risks. Employee health monitoring programs coupled with dust and noise monitoring and abatement reduce health risks to miners.

As underground mines are developed and extended, observation of geological, hydrogeological and geotechnical conditions leads to modification of mine plans and procedures to enable safe work within the mine environments.

Highlighted below are selected examples of safety and external factors relevant to Alpha's operations.

22.2.8.5.1 Methane Management

Coalbed methane is present in coal operations below drainage. Often the methane concentration in shallow coal seams is at such low levels that it can be readily managed with vigilance and routine mine ventilation surveys. Very high methane concentrations may be present at greater depths. High

MARSHALL MILLER & ASSOCIATES, INC. 86

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

methane concentrations may require degasification of the coal seam to assure safe mining. High methane concentrations are not expected to be present in the Elk Run mines.

Table 22-10: Methane Management (Risk 8)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Methane hazard is present in mines operating below drainage.	Injury or loss of life; possible ignition of gas and mine explosion; potential loss of mine and equipment temporarily or permanently; additional mine fan, mine power, ventilation, monitoring and examination requirements.	Low to moderate levels can be managed with frequent examinations, testing and monitoring within the mine ventilation system. Excellent rock dust maintenance minimizes explosion propagation risk should an ignition occur.	2	5	10	Very high-level methane concentrations may require coal seam degasification and gob degasification where pillar extraction methods are employed.	2	3	6

22.2.8.5.2 Mine Fires

Mine fires, once common at mine operations, are rare today. Most active coal miners have not encountered a mine fire. Vastly improved mine power and equipment electrical systems, along with safe mine practices reduce mine fire risks. Crew training and fire brigade support and training improve response for containment and control if a fire occurs. Spontaneous combustion within coal mines, which is the source of most fires that occur today, is not expected to commonly occur at the Alpha property. When spontaneous combustion conditions are present, monitoring systems are employed for early detection and mine plans are designed to facilitate isolation, containment and rapid extinguishment.

Table 22-11: Mine Fires (Risk 9)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Mine fire at underground operation or plant stockpile fire.	Injury or loss of life; potential loss of mine temporarily or permanently; damage to equipment and mine infrastructure.	Inspection and maintenance of mine power, equipment and mine infrastructure; good housekeeping; frequent examination of conveyor belt entries; prompt removal of accumulations of combustible materials.	1	5	5	If spontaneous combustion conditions are present, enhanced monitoring and examination procedures will be implemented; mine design will incorporate features to facilitate isolation, containment and extinguishment of spontaneous combustion locations.	1	4	4

MARSHALL MILLER & ASSOCIATES, INC. 87

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

22.2.8.5.3 Ground Control

Underground mining exposes miners to the risks of roof falls and rib rolls. Ground control-based risks can be mitigated through effective roof control plans which are supplemented with a strong understanding of future geotechnical conditions. Foremen and crews should be trained to examine the roof, rib and floor conditions and identify pending and immediate hazards. Multiple publicly available software programs can be used to assess pillar sizing and stability.

Table 22-12: Ground Control (Risk 10)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Ground control issues cause roof failures, rib rolls, floor heave, etc.	Injury or loss of life; catastrophic damage to equipment; production interruption.	Regular inspection for change and signs of failure. Dynamic design of roof control plan and safety measures to honor observed conditions and exploration-based information; conservative pillar design.	4	3	12	Multiple operating sections to mitigate any lost production; availability of new working areas in case abandonment of section is required; availability of alternative roof control technologies in case of abrupt changes in mining conditions.	4	2	8

22.2.8.5.4 Availability of Supplies and Equipment

The industry has periodically experienced difficulty receiving timely delivery of mine supplies and equipment. Availability issues often accompanied boom periods for coal demand. Any future delivery of supplies and equipment delays are expected to be temporary with limited impact on production.

Table 22-13: Availability of Supplies and Equipment (Risk 11)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Disruption of availability for supplies and equipment.	Temporary interruption of production.	Force majeure provision in coal sales agreements to limit liability for delayed or lost sales.	3	2	6	Work closely with customers to assure delayed coal delivery rather than cancelled sales; monitory external conditions and increase inventory of critical supplies; accelerate delivery of equipment when possible.	3	1	3

22.2.8.5.5 Labor

Work stoppages due to labor protests are considered to be unlikely and accompanied by limited impact should it occur. Strong employee relations and communications limit the exposure to outside

MARSHALL MILLER & ASSOCIATES, INC. 88

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

protesters. Loss of supervisors and skilled employees to retirement is inevitable; the impact can be lessened with succession planning, training, and mentorship of new employees.

Table 22-14: Labor – Work Stoppage (Risk 12)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Work stoppage due to slowdowns or secondary boycott activity.	Loss of production and coal sales; damaged customer and employee relations; reputation loss.	Maintain excellent employee relations and communications; maintain frequent customer communications.	2	3	6	Develop plan for employee communications and legal support to minimize impact of secondary boycott activities.	1	3	3

Table 22-15: Labor – Retirement (Risk 13)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Retirement of supervisors and skilled employees.	Loss of leadership and critical skills to sustain high levels of safety, maintenance and productivity.	Monitor demographics closely and maintain communications with employees who are approaching retirement age; maintain employee selection and training programs.	3	3	9	Maintain selection of candidates and implementation of in-house or third-party training for electricians and mechanics; develop employee mentoring program.	3	2	6

22.2.8.6 Comprehensive Health and Safety

While largely incorporated in mine plan-based risk factors, effective health and safety programs reduce the risk of accidents, associated loss of production and fines. Currently, coal mining and processing requires a robust health and safety team, consisting of executive level health and safety roles, regional health and safety managers, and multiple operational level health and safety coordinators.

Table 22-16: Health and Safety (Risk 14)

Aspect	Impact	Control Measures	Initial Risk Level			Mitigation Measures	Residual Risk Level		
			P	C	R		P	C	R
Failure to attain operations safety standards and associated occurrence of accidents	Injuries and possible loss of life; damage to morale and workforce confidence; loss of production and diminished productivity; regulatory issues, closures and fines; reputation loss	Safety and loss control awareness training to help employees recognize hazardous conditions and actions; frequent job observations and feedback; periodic employee performance reviews	2	5	10	Senior management's active participation in safety process; utilization of motivational methods to reinforce company's values and commitment to safety; regular comprehensive safety audits to assure safety standards are maintained.	2	3	6

MARSHALL MILLER & ASSOCIATES, INC. 89

Alpha Metallurgical Resources, Inc.
Statement of Coal Resources and Reserves for the
Elk Run Underground Complex in Accordance with
United States SEC Standards as of December 31, 2022
Central Appalachian Coal Basin
West Virginia, USA

23 Recommendations

Alpha should continue to work both internally and with outside assistance to further define their Resource Base and to Optimize the LOM Plan.

24 References

Publicly available information from various State and Federal agencies was used where relevant.

JOURNEL, A.G., & HUIJBREGTS, CH, J., 1978: Mining Geostatistics, The Blackburn Press Caldwell, New Jersey.

25 Reliance on Information Provided by Registrant

A summary of the information relied upon by MM&A for the purposes of this TRS is provided in *Table 25-1*.

Table 25-1: Information from Registrant Relied Upon by MM&A

Category	Information Provided by Alpha	Report Section
Marketing	Long-term price forecast used in financial projections	16.2
Legal	Mineral control and surface control rights as shown on maps	3.2, 3.3
Environmental	Permit and bonding information	17.3

MARSHALL MILLER & ASSOCIATES, INC. 90

APPENDIX

A

SUMMARY TABLES

Alpha Metallurgical Resources

2022 SEC Update - Elk Run

Summary of Coal Resource (Short Tons) • Effective December 31, 2022

Appendix A Table 1

		Coal Resource (Dry Tons, In Situ)									Quality (Dry Basis)		
		By Reliability Category					By Control Type		By Permit Status				
Mine/Area	Seam	Measured	Indicated	Total	Inferred	Grand Total	Owned	Leased	Permitted	Not Permitted	Ash%	Sulfur%	VM%
Round Bottom UCG	Upper Cedar Grove	0	0	0	0	0	0	0	0	0	40	2.0	-
Seng Creek UCG	Upper Cedar Grove	0	0	0	0	0	0	0	0	0	40	2.0	-
Prenter	Upper Cedar Grove	20,600,000	16,264,000	36,864,000	63,000	36,928,000	0	36,864,000	0	36,864,000	18	1.8	-
Hunter Peerless	Peerless	0	0	0	0	0	0	0	0	0	28	3.3	-
Elk Run (Castle II)	Peerless	12,607,000	4,207,000	16,815,000	0	16,815,000	0	16,815,000	8,503,000	8,312,000	25	2.4	-
Checkmate	Powellton	12,316,000	1,888,000	14,204,000	16,000	14,220,000	0	14,204,000	0	14,204,000	27	1.0	-
Roundbottom	Powellton	0	0	0	0	0	0	0	0	0	13	1.1	-
	Total	**45,523,000**	**22,360,000**	**67,883,000**	**79,000**	**67,962,000**	**0**	**67,883,000**	**8,503,000**	**59,380,000**	**26**	**1.2**	

Note(1): Resource tons are Exclusive of Reserve/Not Converted to Reserve tons.

Note (2): Coal resources are reported on a dry basis. Surface moisture and inherent moisture are excluded.

Note (3): The Property contains 67.88 million tons (Mt) of dry, in-place measured and indicated coal resources Exclusive of Reserve/Not Converted to Reserves as of December 31, 2021.

All resources exclusive of reserves are considered a met market.

Totals may not add due to rounding.

AMR115 Elk Run Tables (2022-12-29).xlsx • ELK ANR Resource Report • 2/15/2023

Page 1 of 1

Alpha Metallurgical Resources

2022 SEC Update - Elk Run

Summary of Coal Reserves (Short Tons) • Effective December 31, 2022

Appendix A Table 2

Mine/Area	Mine	Demonstrated Coal Reserves (Wet Tons, Washed or Direct Shipped)											Quality (Dry Basis)		
		By Reliability Category			By Mining Type		By Control Type		By Permit Status		By Market				
		Proven	Probable	Total	Surface	UG	Owned	Leased	Permitted	Not Permitted	Thermal	Met	Ash%	Sulfur%	VM%
Round Bottom UCG	Upper Cedar Grove	1,465,000	481,000	1,946,000	0	1,946,000	0	1,946,000	0	1,946,000	0	1,946,000	10	0.7	-
Seng Creek UCG	Upper Cedar Grove	2,100,000	611,000	2,711,000	0	2,711,000	0	2,711,000	0	2,711,000	0	2,711,000	10	0.7	-
Prenter	Upper Cedar Grove	0	0	0	0	0	0	0	0	0	0	0	-	-	-
Hunter Peerless	Peerless	0	6,889,000	6,889,000	0	6,889,000	0	6,889,000	4,998,000	1,891,000	0	6,889,000	6	1.6	-
Elk Run (Castle II)	Peerless	0	0	0	0	0	0	0	0	0	0	0	-	-	-
Checkmate	Powellton	17,364,000	11,093,000	28,457,000	0	28,457,000	139,000	28,318,000	5,675,000	22,782,000	0	28,457,000	6	1.0	34
Roundbottom	Powellton	0	1,438,000	1,438,000	0	1,438,000	0	1,438,000	1,438,000	0	0	1,438,000	4	1.1	-
Grand Total	**Grand Total**	**20,929,000**	**20,512,000**	**41,442,000**	**0**	**41,442,000**	**139,000**	**41,303,000**	**12,111,000**	**29,331,000**	**0**	**41,442,000**	**6**	**1.0**	**34**

Notes: Marketable reserve tons are reported on a moist basis, including a combination of surface and inherent moisture. Coal quality is based on a weighted average of laboratory analysis from core holes. The combination of surface and inherent moisture is modeled at 6.0-percent. Actual product moisture is dependent upon multiple geological factors, operational factors, and product contract specifications and can exceed 8-percent. As such, the modeled moisture values provide a level of conservatism for reserve reporting. Totals may not add due to rounding.

AMR115 Elk Run Tables (2022-12-29).xlsx • ELK ANR Reserve Report • 2/3/2023

Page 1 of 1

APPENDIX

B

INITIAL ECONOMIC ASSESSMENT RESOURCES EXCLUSIVE OF RESERVES (PER TON)

Alpha Metallurgical Resources, Inc.
Initial Economic Assessment, Resources Exclusive of Reserves (per Ton)
Appendix B: Elk Run Complex

Seam: Area:	POW Elk Run Checkmate Blocks L,M,O	UCG Elk Run Prenter Block H	UCG Elk Run Prenter Block I	UCG Elk Run Prenter Block J	UCG Elk Run Prenter Blocks K&L	PEER Elk Run Castle Peerless
In-Place Resource Tons (not adjusted for Q4 2022 Depletion)	14,220,164	4,893,701	6,603,427	3,733,210	21,697,263	16,814,606
Potentially Recoverable Tons*	3,191,538	1,783,479	2,031,406	1,374,111	5,648,828	5,306,362
Mining Method	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM	Deep - CM
Assumed Sales Realization at Plant**	$ 115	$ 115	$ 115	$ 115	$ 115	$ 115
Iniital Capex Estimate to Access Resources***	$ -	$ 9,000,000	$ 9,000,000	$ 9,000,000	$ 9,000,000	$ 92,380,000
Direct Mining Costs:						
Labor****	$ 29.02	$ 29.20	$ 31.00	$ 28.35	$ 27.23	$ 32.33
Supplies, Excluding Roof Control	$ 7.40	$ 7.45	$ 7.91	$ 7.23	$ 6.95	$ 8.25
Roof Control	$ 5.17	$ 5.20	$ 5.52	$ 5.05	$ 4.85	$ 5.76
M&R	$ 12.73	$ 11.15	$ 12.17	$ 10.68	$ 11.65	$ 10.85
Power	$ 2.63	$ 2.31	$ 2.52	$ 2.21	$ 2.41	$ 2.24
Other	$ 2.63	$ 2.31	$ 2.52	$ 2.21	$ 2.41	$ 2.24
Total Direct Cash Costs	$ 59.59	$ 57.61	$ 61.63	$ 55.74	$ 55.49	$ 61.67
Transporation, Washing, Environmental & G&A Costs:						
Coal Prep*****	$ 9.44	$ 8.27	$ 9.02	$ 7.92	$ 8.63	$ 8.04
Materials Handling	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50	$ 1.50
Raw Coal Trucking*****	$ -	$ 7.79	$ 12.17	$ 3.98	$ 14.81	$ -
Clean Coal Trucking	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25	$ 1.25
Enviro******	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35	$ 0.35
G&A	$ 4.85	$ 4.85	$ 4.85	$ 4.85	$ 4.85	$ 4.85
Total Transporation, Washing, Environmental & G&A Costs:	**$ 17.39**	**$ 24.01**	**$ 29.15**	**$ 19.84**	**$ 31.39**	**$ 15.99**
Indirect Cash Costs						
Royalty	$ 6.90	$ 6.90	$ 6.90	$ 6.90	$ 6.90	$ 6.90
Black Lung Excise Tax	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55	$ 0.55
SMCRA	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12	$ 0.12
State Severance	$ 5.75	$ 2.30	$ 2.30	$ 2.30	$ 5.75	$ 2.30
Property Tax & Insurance	$ 2.50	$ 2.50	$ 2.50	$ 2.50	$ 2.50	$ 2.50
Total Indirect Cash Costs	**$ 15.82**	**$ 12.37**	**$ 12.37**	**$ 12.37**	**$ 15.82**	**$ 12.37**
Non Cash Costs						
Amoritiztion of Development Capital	$ -	$ 5.05	$ 4.43	$ 6.55	$ 1.59	$ 17.41
Depreciation of Initial Equipment and Sustaining Capital	$ 5.80	$ 5.80	$ 5.80	$ 5.80	$ 5.80	$ 5.80
Depletion	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00	$ 1.00
Total Non Cash	$ 6.80	$ 11.85	$ 11.23	$ 13.35	$ 8.40	$ 24.21
Total Cash Cost	**$ 92.79**	**$ 93.99**	**$ 103.15**	**$ 87.95**	**$ 102.70**	**$ 90.03**
EBITDA	**$ 22.21**	**$ 21.01**	**$ 11.85**	**$ 27.05**	**$ 12.30**	**$ 24.97**
Fully Loaded Cost	**$ 99.60**	**$ 105.84**	**$ 114.38**	**$ 101.30**	**$ 111.10**	**$ 114.24**
Fully Loaded P&L	**$ 15.40**	**$ 9.16**	**$ 0.62**	**$ 13.70**	**$ 3.90**	**$ 0.76**
Passes Resource Iniital Economic Assessment?	**YES**	**YES**	**YES**	**YES**	**YES**	**YES**

*Potentially recoverable tons are calculated by applying appropriate modifying factors to in-place resource tonnages
**Sales relization represents estimated long range sales price.
***No initial capital required where resources are accessible from existing mines.
****Labor rates are driven based off of super section productivities assuming 250 to 350 feet per unit shift per section.
*****Processing assumed to occur at Elk Run plant.
******Environmental costs assumed to include permiting, outfall maintenance, etc.

AMR115 Elk Run Initial Economic Assessment Resources Exclusive of Reserves 12-30-22.xlsx
Page 1 of 1

APPENDIX
C
MAPS

9/14/67 Seng Creek Area Round Bottom Area Prenter Area Black King 7000 Scale In Feet 0 Data Point Location Map 1 Elk Run Area Upper Cedar Grove Seam Alpha Metallurgical Resource, LLC Boone & Raleigh Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/22 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve Caymus Mine Castle East Portal Mine Hunter Peerless Mine Castle Peerless Mine Castle Peerless Area Hunter Peerless Area 5000' Scale In Feet 0 Data Point Location Map 2 Elk Run Peerless Seam Alpha Metallurgical Resource, LLC Boone, Raleigh, Kanawha & Fayette Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/21 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve

CC + + + + + + + + + + + + + + + + + + + + + + + + AREA SEALED 10-04-2014 Life-line 6-10-80 7-22-80 10-22-80 12-16-80 6-7-81 LONGWALL FACE 9/16/81 5-1-78 4-5-78 Roundbottom Area Slip Ridge Area Checkmate Powellton Area 2 Scale In Miles 0 Data Point Location Map 3 Elk Run Area Powellton Seam Alpha Metallurgical Resource, LLC Boone & Raleigh Counties, West Virginia Coordinate System: West Virginia South State Plane NAD 27 Controlled Underground Reserve / Resource as of 12/31/22 Previous Underground Mining N Resource Exclusive of Reserve / Not Converted to Reserve Resource Inclusive of Reserve / Converted to Reserve